UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Capital Bancorp, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2275 Research Blvd., Suite 600
Rockville, Maryland 20850

April 7, 2026

Dear Fellow Stockholders:

On behalf of the Board of Directors and management of Capital Bancorp, Inc. (the “Company”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 28, 2026, at 5:00 P.M., local time, at 2275 Research Blvd., Suite 110 - Conference Center, Rockville, Maryland 20850.
The Notice of Internet Availability of Proxy Materials and the proxy materials available on the Internet describe in greater detail the formal business that will be transacted at the Annual Meeting. Directors and officers of the Company will be available at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.
The Company’s Board of Directors has determined that each of the proposals that will be presented to the stockholders for their consideration at the Annual Meeting is in the best interests of the Company and its stockholders, and unanimously recommends and urges you to vote “FOR” each of the director nominees, “FOR” approval of an advisory, non-binding resolution approving the compensation of the Company's Named Executive Officers, and “FOR” ratification of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other business is properly presented at the Annual Meeting, the proxies will be voted in accordance with the recommendations of the Company’s Board of Directors.
We encourage you to attend the Annual Meeting in person if it is convenient for you to do so. If you are unable to attend, it is important that you vote in advance via the Internet or by telephone, or, if you request or receive printed proxy materials, sign, date and return the proxy card in the postage-paid envelope provided. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.
On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Sincerely,
Edward F. Barry
Chief Executive Officer

CAPITAL BANCORP, INC.
2275 Research Blvd., Suite 600
Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Capital Bancorp, Inc. (the “Company”) will be held at 2275 Research Blvd., Suite 110 - Conference Center, Rockville, Maryland 20850 on Thursday, May 28, 2026, at 5:00 P.M., local time, for the following purposes:
1.to elect four (4) Class III directors to serve for a three-year term ending at the 2029 annual meeting of stockholders or until his successor is duly elected and qualified and one (1) Class II director to serve for a two-year term ending at the 2028 annual meeting of stockholders or until his successor is duly elected and qualified;
2.to conduct a non-binding advisory vote to approve the compensation of the Company's Named Executive Officers; and
3.to ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or at any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named as proxies in the proxy card or voting instruction form will vote the shares represented thereby in accordance with their best judgment on that matter.
The Board recommends that you vote “FOR” each of the director nominees, “FOR” approval of the advisory, non-binding resolution approving the compensation of the Company's Named Executive Officers, and “FOR” the ratification of the appointment of Elliott Davis, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.
Only stockholders of record as of the close of business on March 30, 2026 are entitled to receive notice of, to attend and to vote at, the Annual Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Annual Meeting and how to direct the vote of your shares, and you are welcome to attend the Annual Meeting, all as described in more detail in the proxy materials available on the Internet and, if applicable, any printed materials you request or receive. If you are a beneficial owner of shares held in street name, you will receive voting instructions from your broker, bank or other nominee describing how to direct the voting of your shares.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Thursday, May 28, 2026. The Proxy Statement, Form of Proxy, and our Annual Report on Form 10-K for the year ended December 31, 2025, are available on the Internet at http://www.astproxyportal.com/ast/22094 and on our corporate website at www.capitalbankmd.com under the “Investor Relations” link. Information on our corporate website, other than the Proxy Statement, Form of Proxy and Annual Report on Form 10-K, is not part of these proxy materials.
We expect to mail this notice and to begin mailing our proxy materials on or about April 14, 2026. If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting, please contact Investor Relations, Capital Bancorp, Inc., 2275 Research Blvd., Suite 600, Rockville, Maryland 20850 at 301-468-8848. All persons attending the Annual Meeting must present photo identification.
By Order of the Board of Directors,
Steven J. Schwartz
Chairman of the Board of Directors
April 7, 2026

TABLE OF CONTENTS

Proxy Statement - General Information	2
Proposal 1 - Election of Directors	7
Corporate Governance	14
Committees of the Board of Directors	20
Beneficial Ownership of Common Stock	27
Executive Officers	29
Compensation of Non-Employee Directors	32
Executive Compensation	34
Pay Versus Performance	39
Certain Relationships and Related Party Transactions	47
Proposal 2 - Non-Binding Advisory Vote to Approve Named Executive Officer Compensation	49
Proposal 3 - Ratification of the Appointment of Elliott Davis, PLLC as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2026	50
Report of the Audit Committee	51
Annual Report to Stockholders	52
Stockholder Proposals for the 2027 Annual Meeting of Stockholders	52
Other Business	53
Stockholders Sharing the Same Address	54

CAPITAL BANCORP, INC.
2275 Research Blvd., Suite 600
Rockville, Maryland 20850
PROXY STATEMENT
GENERAL INFORMATION
For the 2026 Annual Meeting of Stockholders
To Be Held on May 28, 2026
Our Board of Directors is soliciting proxies to be voted at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on May 28, 2026, at 5:00 P.M., local time, to be held at 2275 Research Blvd., Suite 110 - Conference Center, Rockville, Maryland 20850, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders (the “Notice”) and in this Proxy Statement. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about April 14, 2026.
As used in this Proxy Statement, the terms “Company,” “we,” “us” and “our” refer to Capital Bancorp, Inc., the term “Bank” refers to Capital Bank, N.A. and the terms “Board of Directors” and “Board” refer to the Board of Directors of the Company or the Bank, as the case may be.
Questions and Answers about these Proxy Materials and the Annual Meeting
Question: Why am I receiving these materials?
Answer:   Our Board of Directors is making these proxy materials available to you in connection with the Annual Meeting, to be held on May 28, 2026. As a stockholder of record as of March 30, 2026 (the “Record Date”), you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.
Question: What information is contained in this Proxy Statement?
Answer:   This Proxy Statement provides information about the proposals to be voted on at the Annual Meeting, the voting process, the Board and certain of its committees, the compensation of our directors and named executive officers, and other required information.
Question: Can I access the Company’s proxy materials electronically?
Answer:   Yes. In accordance with rules adopted by the SEC, except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability provides instructions either for accessing our proxy materials, including the Proxy Statement, Form of Proxy and our Annual Report on Form 10-K for the year ended December 31, 2025 ("2025 Annual Report"), at the website address referred to in the Notice of Internet Availability of Proxy Materials, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our proxy materials either for this Annual Meeting or for future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials we mailed to you.
Question: What does it mean if I receive more than one set of proxy materials?
Answer:   It means that your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a set of proxy materials.
Question: Who is soliciting my vote pursuant to this Proxy Statement?
Answer:   Our Board of Directors is soliciting your vote at the Annual Meeting.

Question: Who is entitled to vote?
Answer:   Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. Beneficial owners of shares held in street name as of the Record Date may direct their broker, bank or other nominee how to vote their shares and are welcome to attend the Annual Meeting.
Question: How many shares are eligible to be voted?
Answer:   As of the Record Date, we had 16,309,270 shares of common stock issued and outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the five (5) director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.
Question: What am I voting on?
Answer:   You are voting on the following matters:

•The election of four (4) Class III director nominees and one (1) Class II director nominee. Our Class III director nominees are Jerome R. Bailey, Marc McConnell, Steven J. Schwartz, and James F. Whalen. Our Class II director nominee is Mark Caplan;

•The approval of an advisory, non-binding resolution approving the compensation of the Company's Named Executive Officers; and

•The ratification of the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Question: How does the Board recommend that I vote?
Answer:   Our Board recommends that stockholders vote their shares as follows:

•“FOR” each director nominee;
•“FOR” the approval of an advisory, non-binding resolution approving the compensation of the Company's Named Executive Officers; and
•“FOR” the ratification of the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Question: How many votes are required to hold the Annual Meeting and what are the voting procedures?
Answer:   Quorum Requirement:   As of the Record Date, 16,309,270 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. Proxies reflecting broker non-votes will be counted towards a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum.
Required Votes:   Each outstanding share of our common stock is entitled to one vote on each proposal at the Annual Meeting.
If there is a quorum at the Annual Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:
•Election of Directors.   Directors are elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee). Abstentions and broker non-votes are not considered votes cast for the foregoing purposes, and will have no effect on the election of the director nominees. If any nominee for director receives a greater number of votes "against" his or her election than votes "for" such election, the Company's Director Resignation Policy requires that such person tender his or her resignation to the Chairman of the Board. Upon receiving a director’s resignation and considering the recommendation of the Nominating and Corporate Governance Committee, the Board may take any appropriate action as permitted by Maryland law and the Company's Amended and Restated Articles of Incorporation, including accepting such resignation, decreasing the number of directors or filling a vacancy.
•Non-Binding Advisory Vote to Approve Named Executive Officer Compensation. As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as described in the “Executive Compensation” section. Because your vote is advisory, it will not be binding upon our Board or Compensation Committee. However, our Board values stockholders’ opinions and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. Approval of the advisory vote to approve executive compensation requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal because neither abstentions nor broker non-votes count as a vote cast.

•Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required for ratification of the appointment of Elliott Davis, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.
If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name,” the unvoted shares are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal 3, the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal 3, but not with respect to any of the other proposals to be voted on at the Annual Meeting.
Question: How may I cast my vote?
Answer:   If you are the stockholder of record, you may vote by one of the following four methods as instructed on the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction form:
•in person at the Annual Meeting;
•via the Internet;
•by telephone; or
•by mail.
If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting, please contact 301-468-8848.
If you elect to vote by mail and you request and receive a printed proxy card, you may mark, sign, date and mail the proxy card you received from us in the return envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.
Whichever method of voting you use, the proxies identified on the proxy card or voting instruction form will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card or voting instruction form properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive the Notice of Internet Availability of Proxy Materials or, if applicable, printed proxy materials, including this Proxy Statement and our 2025 Annual Report. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a legal proxy to do so from the broker or the nominee, and you bring the legal proxy to our Annual Meeting.
Question: How may I cast my vote over the Internet or by telephone?
Answer:   Voting over the Internet:   If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, May 27, 2026 (the day before the Annual Meeting). Visit www.voteproxy.com and have your Notice of Internet Availability of Proxy Materials or, if applicable, your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Voting by Telephone: If you are a stockholder of record, you may call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, May 27, 2026 (the day before the Annual Meeting). Have your Notice of Internet Availability of Proxy Materials or, if applicable, your proxy card in hand when you call and then follow the instructions.
If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.
Question: How may a stockholder nominate someone at the Annual Meeting to be a director or bring any other business before the Annual Meeting?
Answer:   The Company’s Amended and Restated Bylaws (the “Bylaws”) require advance notice to the Company if a stockholder intends to attend an annual meeting of stockholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a stockholder of record within the time period established in the Bylaws and described in each year’s proxy statement. See “Stockholder Proposals for the 2027 Annual Meeting of Stockholders” beginning on page 52.
Question: How may I revoke or change my vote?
Answer:   If you are the record owner of your shares, and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•submitting a new proxy card with a later date,
•delivering written notice to our Secretary on or before May 28, 2026 (the Annual Meeting date), stating that you are revoking your proxy,
•attending the Annual Meeting and voting your shares in person, or
•if you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.
Please note that attendance at the Annual Meeting will not, in and of itself, constitute revocation of your proxy.
If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.
Question: Who is paying for the costs of this proxy solicitation?
Answer:   The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.
Question: Who will count the votes?
Answer:   Equiniti will receive and tabulate proxies, ballots and voting instruction forms.
Question: Where do I find the voting results of the Annual Meeting?
Answer:   The voting results will be disclosed in a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission ("SEC") within four business days of the Annual Meeting.
Question: How can I obtain the Company’s Corporate Governance information?
Answer:   Our Corporate Governance information is available on our website at www.capitalbankmd.com under the Investor Relations section. Our stockholders may also obtain written copies at no cost by writing to us at Capital Bancorp, Inc., 2275 Research Blvd., Suite 600, Rockville, Maryland 20850, Attention: Mr. Gary Kausmeyer, or by calling 301-468-8848.
Question: How do I request electronic or printed copies of this and future proxy materials?
Answer:   You may request and consent to delivery of electronic or printed copies of this and future proxy statements, annual reports and other stockholder communications by
•visiting www.voteproxy.com, or
•calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries.
When requesting copies of proxy materials and other stockholder communications, you should have available the 11-digit control number located on the Notice of Internet Availability of Proxy Materials or, if applicable, on the proxy card or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form.
Question: What happens if the annual meeting is postponed or adjourned?
Answer: Your proxy will remain valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

PROPOSAL 1: ELECTION OF DIRECTORS

Classification of the Company’s Directors

The Company’s Board has established the current size of the Board at thirteen (13) members. The Board is divided into three classes of directors serving staggered three-year terms. One class of directors is elected by our stockholders at each annual meeting of stockholders for a term of three years, and the elected directors hold office until their successors are elected and qualified or until such director’s earlier death, resignation or removal.

•The Class I directors are Joshua Bernstein, Scot R. Browning, Fred J. Lewis and Mary Ann Scully, and their terms will expire at the 2027 annual meeting of stockholders;
•The Class II directors are Edward F. Barry, C. Scott Brannan, Mark Caplan, Randall J. Levitt, and Deborah Ratner Salzberg, and their terms expire at the 2028 annual meeting of stockholders (except that, pursuant to Maryland law, Mark Caplan’s term will expire at this Annual Meeting, and he will stand for re-election at this Annual Meeting as a Class II director); and
•The Class III directors are Jerome R. Bailey, Marc McConnell, Steven J. Schwartz and James F. Whalen, and their terms will expire at this Annual Meeting.

Election Procedures; Term of Office

At each annual meeting of stockholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following their election and the election and qualification of their respective successor. There is no cumulative voting with respect to the election of directors. Any change in the Board resulting from an increase or decrease in the number of directors will be allocated by the Board among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Nominees for Election as Directors

Our Board has approved the nomination of Jerome R. Bailey, Marc McConnell, Steven J. Schwartz and James F. Whalen for re-election as Class III directors and Mark Caplan for election as a Class II director.

Information about the principal occupations, business experience and qualifications of these nominees is provided below under the heading “Qualifications of 2026 Director Nominees and Continuing Directors.”

Board Skills and Experience Matrix

A summary of the attributes and qualifications of our directors is presented below.

Individual Director Characteristics
	Bailey	Barry	Bernstein	Brannan	Browning	Caplan	Levitt	Lewis	McConnell	Ratner Salz-berg	Schwartz	Scully	Whalen
Skills and Experience
Audit/Financial Reporting				✓							✓
Corporate Gover-nance		✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓
Strategic Planning/M&A		✓		✓					✓	✓	✓	✓
Risk Manage-ment		✓		✓								✓
Public Company Oversight		✓		✓					✓	✓		✓
Financial Services	✓	✓	✓		✓	✓	✓	✓	✓		✓	✓	✓
Market Familiarity	✓		✓		✓	✓	✓	✓			✓		✓
Real Estate	✓		✓		✓	✓	✓	✓		✓	✓		✓
Tenure and Independence
Tenure (years)	5	11	14	8	24	0(1)	14	3	1	10	24	2	25
Independ-ence	✓		✓	✓		✓	✓	✓		✓	✓	✓	✓
(1)     Mr. Caplan was appointed to the Board of Directors on November 21, 2025.

QUALIFICATIONS OF 2026 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The biographies and age of each of our director nominees and continuing directors as of the date of this Proxy Statement, are set forth below:

Class III Director Nominees:

Jerome R. Bailey Age:	49
Mr. Bailey has served on the Board of Directors of the Bank since 2013 and serves as Vice-Chairman of the Board of the Bank, a position he has held since 2016. Since 2004, Mr. Bailey has been the Managing Member of Bailey Real Estate Holdings, LLC, a residential real estate development and full-service asset management company located in Washington, D.C. Mr. Bailey has acquired and developed close to 1,000,000 square feet of multi-family projects in Washington, D.C. Mr. Bailey is Chair of the Bank’s Loan Committee and is a member of the Bank's Asset/Liability, Strategic Innovations, Risk Committees. Mr. Bailey received a Bachelor of Business Administration in Actuarial Science from Howard University. Mr. Bailey's qualifications to serve on our Board include his experience in real estate development and operating businesses similar to our typical customer, and his familiarity with and involvement in our key market areas, as well as his banking experience.

Director Since:	2021
Committees: Nominating and Corporate Governance; Audit; Risk

Marc McConnell Age:	46
Mr. McConnell is the Chairman/CEO of McConnell Holdings, Inc., and has served in that role since 2012. Since 2015, he has served as Chairman and CEO of Art’s-Way Manufacturing Co., Inc. (NASDAQ: ARTW), having previously served as Vice-Chairman from 2008 to 2015. Since 2024, he has served as the President of Bauer Corporation. Following the Company's acquisition of Integrated Financial in 2024, where he served as Chairman, President, and CEO from 2023 to 2024, after having served as the Chairman since 2013. Mr. McConnell was appointed to the Boards of Directors of the Company and the Bank. He previously held key leadership roles as Chairman of the Board, Audit Committee, and Executive Committee of West Town Bank and Trust, a subsidiary of Integrated Financial. Additionally, Mr. McConnell previously served as a Director of Dogwood State Bank and its predecessor, Sound Bank. With extensive experience in the manufacturing and finance sectors as well as previous roles as President of the American Ladder Institute and the Farm Equipment Manufacturers Association, his experience and strategic vision support the long-term growth of Capital Bank.

Director Since:	2024

Steven J. Schwartz Age:	71
Mr. Schwartz was elected by the Board of Directors to serve as Chairman of the Board effective as of January 1, 2020. He has served on the Boards of Directors of the Company and the Bank since 2002. He is an attorney and certified public accountant involved in investment in, and management of, companies in a variety of industries. Mr. Schwartz has been chief financial officer and general counsel to a group of companies involved in construction, real estate development, property management, broadcasting, telecommunications, software development and wholesale distribution for over 40 years. He also manages various marketable securities portfolios for a private foundation and high net worth individuals. In 1999, Mr. Schwartz founded Prudent Capital, which manages funds that lend to and invest in profitable, later-stage operating businesses. He continues to serve as the Portfolio Manager of such funds. He has served as an adjunct professor at Georgetown University’s master’s programs and taught corporate finance and real estate tax. He served as a director of a community bank in Rockville, Maryland, from 1995 until its sale in 1998. Mr. Schwartz is a member of the Bank’s Board and is a member of its Executive, Risk, Strategic Innovations and Loan Committees. Mr. Schwartz received a Bachelor of Arts in Economics from the University of Maryland and a Juris Doctor, with honors, from the University of Maryland School of Law. Mr. Schwartz's qualifications to serve on our Board include his qualifications as both an attorney and a certified public accountant, his extensive banking experience and financial knowledge, his operational experience with the Company and his years of knowledge of our constituents.

Director Since:	2002
Committees: Audit; Compensation; Executive (Chair); Nominating and Corporate Governance; Risk

James F. Whalen Age:	64
Mr. Whalen has served on the Boards of Directors of the Company and the Bank since 2001 and serves as Chairman of the Board of Directors of the Bank, a position he has held since January 2015, and is Vice Chairman of the Board of Directors of the Company. Since 1994, Mr. Whalen has been the Chief Executive Officer and owner of Investment Properties, Inc., a commercial real estate development and full-service asset management company located in Rockville, Maryland. Mr. Whalen has developed over 1,000,000 square feet of Class A office, industrial and multi-family projects in the Washington metropolitan area and his company continues to provide a full spectrum of asset management services for projects developed by the firm and third parties. Mr. Whalen is a member of the Risk and Executive Committees and the Bank's Loan Committee. Mr. Whalen received a Bachelor of Science in Finance from the University of South Carolina. Mr. Whalen's qualifications to serve on our Board include his experience in real estate development and operating businesses similar to our typical customers, and his familiarity with and involvement in our key market areas, as well as his extensive banking experience and his financial knowledge and operational experience with the Company.

Director Since:	2001
Committees: Compensation; Nominating and Corporate Governance; Executive; Risk

Class II Director Nominee:

Mark Caplan Age:	67
Mr. Caplan is the President and Chief Executive Officer of The Time Group, a real estate equity investment firm, a role he has held since 1986. He is the managing member and sole shareholder of Washington Place Equities, a development firm specializing in mixed use urban historic renovation and construction, where he has served the company in various capacities since the late 1970s. In the early 1980s, Mark co-founded Harbor Leasing Associates, an equipment financing business, which has grown to include commercial vehicle financing. Today, the company, now known as Madison Capital, is one of the larger regional independent leasing companies in the mid-Atlantic. Mr. Caplan serves as Chairman of the Management Committee for the firm. He previously served on the Board of Directors at Sterling Bank and Trust as well as Board of Bay Bank. He is an active member of governance boards for a variety of not-for-profit institutions and a frequent guest speaker who has been invited to lecture at Wharton Business School, Columbia University School of Business, the Carey School of Business at Johns Hopkins University, the Stern School of Business at NY, the Georgetown University School of Business, and the University of Maryland School of Law. Mr. Caplan has served on the Board of Directors of the Bank since 2019 and was appointed to the Board of the Directors of the Company in November 2025. Mr. Caplan's qualifications to serve on our Board include his experience in real estate development and operating businesses similar to our typical customers, his familiarity with and involvement in our key market areas and his extensive experience with corporate governance.

Director Since:	2025
Committees: Compensation (co-Chair); Risk

Continuing Class I Directors:

Joshua B. Bernstein Age:	63
Mr. Bernstein has served on the Board of Directors of the Company since 2012 and served on the Board of Directors of the Bank from 2007 to 2012. Since 2005, he has been the Chief Executive Officer of Bernstein Management Corporation and the Managing Principal of that company’s investment and development affiliates. The Bernstein entities own and manage 90 properties encompassing 5,800 apartments and over 4 million square feet of commercial space in the Washington, D.C. metropolitan area. Mr. Bernstein serves as a member of the Executive Committee of the Federal City Council. Mr. Bernstein is a past Board Chair of the Meyer Foundation and the Sidwell Friends School, and is President of the Diane and Norman Bernstein Charitable Family Foundation. Mr. Bernstein received a Bachelor of Arts in Economics from Tufts University, magna cum laude, a general course degree from the London School of Economics and Political Science, and a Master of Business Administration from Harvard Business School. Mr. Bernstein's qualifications to serve on our Board include his experience in real estate development and operating businesses similar to our typical customers, and his familiarity with and involvement in our key market areas.

Director Since:	2012
Committees: Nominating and Corporate Governance; Compensation (co-Chair); Executive

Scot R. Browning Age:	64
Mr. Browning has served as President of the Bank, and as a director of the Company and the Bank, since its recapitalization by the current ownership group in 2002. In 2023, Mr. Browning's role changed to President of CRE and Specialty Lending. He has over 30 years of banking experience, with a concentration in commercial lending. He currently oversees the commercial real estate and specialty lending department. In addition, he manages the deposit business development teams. From 1997 to 2002, prior to joining the Bank, he was Senior Vice President, Corporate Lending at United Bank in Bethesda, Maryland and at Century National Bank prior to its acquisition by United Bank. Mr. Browning received a Bachelor of Business Administration in Finance from Stetson University. Mr. Browning also serves and is the current Chairman of the board of directors of the Business Finance Group, Inc., a Virginia based CDC that originates SBA 504 mortgage loans, and formerly served on the board of directors of Rockville Economic Development, Inc., a partnership formed in 1997 by the City of Rockville to strengthen and broaden the City's economic base through business entrepreneurship. Mr. Browning's qualifications to serve on our Board include his extensive financial knowledge and operational experience, as well as his familiarity and experience with the Bank.

Director Since:	2002

Fred J. Lewis Age:	60
Mr. Lewis has served on the Board of Directors of the Company since February 2023 and on the Board of Directors of the Bank since 2018. Mr. Lewis is the founder, managing partner, and chief executive of Dominion Financial Services as well as the affiliated Dominion Group of companies. Mr. Lewis provides daily strategic oversight in all of The Dominion Group companies with a special focus on operations and fundraising. The Dominion Group companies include Dominion Properties, a "fix and flip" renovation company that operates throughout Maryland; Dominion Financial Services, a private lender of single family fix and flip and small commercial loans in 49 states; Dominion Management, a specialized property manager that manages single family houses throughout Maryland; and Dominion Insurance, a captive insurance company that insures the business risks associated with all the Dominion Group of Companies. Mr. Lewis is a graduate of The George Washington University. Mr. Lewis's qualifications to serve on our Board include his extensive experience in real estate, commerce and financing, as well as his familiarity and experience with the Bank.

Director Since:	2023
Committees: Nominating and Corporate Governance; Risk (Chair)

Mary Ann Scully Age:	74
Ms. Scully has served on the Board of Directors of the Company since July 2023. Ms. Scully is the Dean of the Joseph A. Sellinger, S.J. School of Business and Management at Loyola University of Maryland. Previously, she was the co-founder of Howard Bank (formerly NASDAQ: HBMD) where she served as the Chief Executive Officer and Chairperson of its Board of Directors from 2004 until its merger with First National Bank of Pennsylvania in 2022. A lifelong banker with more than 40 years of varied executive experiences in the Maryland marketplace, Ms. Scully led teams responsible for both Howard Bank's organic growth and repeated strategic acquisitions that created the Greater Baltimore region's largest locally headquartered banking company and Maryland's third largest locally headquartered bank with more than $2 billion in assets. Ms. Scully is the chair of the board of Mount St Joseph College high school, serves on the boards of the Neighborhood Impact Investment Fund, Ignite Capital and Maryland Office Interiors. She served until 2022 as Vice Chair of the Greater Baltimore Committee and led their CEO search committee. Ms. Scully has been recognized publicly for her achievements in business and for her works in the community. She was given a lifetime achievement award as the CEO of the year by the Baltimore Business Journal in 2022. Also in 2022, Ms. Scully was inducted into the Business Hall of Fame by the Maryland Chamber of Commerce. In 2021, she was ranked as #14 in the Daily Record Power 100 listing, in 2020, Ms. Scully was inducted into the Business and Civic Hall of fame by the Baltimore Sun, and in 2018, she received the Industrialist of the Year award from the Baltimore Museum of Industry. Ms. Scully was named one of the Top 25 Women to Watch in Banking by American Banker newspaper in 2016 and 2017. She received her Master of Business Administration from Loyola University of Maryland and her Bachelor of Arts from Seton Hill University. She is a Loyola University of Maryland Alumni Laureate and a Seton Hill University Distinguished Alumni. Her executive experiences combined with her deep business connections inject a new perspective to the Board and qualify her to serve on our Board.

Director Since:	2023
Committees: Audit

Continuing Class II Directors:

Edward F. Barry Age:	56
Mr. Barry is the Chief Executive Officer of the Company and has been since September 2012. From 2012 to 2025, Mr. Barry also served as Chief Executive Officer of the Bank. Mr. Barry has served as a director of the Company since 2015 and as a director of the Bank since September 2012. Since that time, the Bank has rapidly expanded throughout the Washington, D.C. and Baltimore metropolitan areas. Under Mr. Barry’s leadership, the Bank has consistently been recognized as one of the top performing banks in the U.S. In 2017, he was named an Ernst & Young Entrepreneur of the Year for the Mid-Atlantic region. Prior to joining the Bank, Mr. Barry was Senior Vice President, Marketing and Analytics at Capital One Bank where he led the product, analytics and marketing teams for the Small Business and Business Banking divisions. Prior to that, he was with Bank of America as a Senior Vice President, Strategic Marketing serving in roles across the Commercial, Consumer and Corporate Strategy groups. He also worked as a consultant at Ernst & Young/Cap Gemini in their Strategy and Transformation practice, responsible for creating and implementing initiatives to drive clients’ e-business sales and marketing strategies. Mr. Barry received a Bachelor of Science in Industrial Relations from Cornell University and a Master of Business Administration from the Darden Graduate School of Business at the University of Virginia. He serves as Chairman of the board of directors of the Mid-Atlantic Chapter of The Make-A-Wish Foundation. Mr. Barry is a member of the Bank's Loan, Executive, Asset/Liability, Divisions and Human Resources Committees. Mr. Barry's qualifications to serve on our Board include his extensive banking experience and his financial knowledge and operations experience with the Company.

Director Since:	2015
Committee: Executive

C. Scott Brannan Age:	67
Mr. Brannan has served on the Board of Directors of the Company since December 2018. Mr. Brannan is Managing Director of the Mitchell Rales Family Office. Prior to joining the family office, he served as Chief Financial Officer and, prior to that, as Chairman of the Audit Committee of the board of directors of Colfax Corporation, a publicly traded industrial manufacturing company that operated in over 70 countries. At Colfax, Brannan oversaw the financing of the company’s growth, from less than $1 billion in annual revenue to over $4 billion. He also led financial reporting, treasury, taxation, risk management, investor relations and pensions. Mr. Brannan’s corporate experience also includes over a decade at Danaher Corporation (NYSE: DHR), where he held various positions in finance, including Vice President-Administration & Controller and Chief Accounting Officer. In total, Mr. Brannan has participated in over 50 acquisitions, including the strategic analysis, diligence and integration phases. His experience also includes public accountancy, where he most recently served as partner in charge of professional standards for a large regional firm. His career began at Arthur Andersen & Co., with client engagements principally in manufacturing, technology and life sciences, with significant international exposure. He received both Bachelor of Arts and Master’s degrees in Accountancy from Loyola University-Maryland, and has been an active certified public accountant in Maryland since graduating from Loyola. Mr. Brannan's qualifications to serve on our Board include his business and financial expertise.

Director Since:	2018
Committees: Audit (Chair)

Randall J. Levitt Age:	72
Mr. Levitt has served on the Company's Board of Directors since 2012 and the Bank's Board of Directors since 2004. He has served in various capacities since 1996, including President of Nellis Corporation, a Potomac, Maryland based, private capital management firm that manages a national portfolio of commercial real estate and provides wealth advisory services;he currently serves as Senior Advisor. In addition, he serves as a member of the Investment Committee of the United Jewish Endowment Fund of Greater Washington, DC. Mr. Levitt received a Bachelor of Arts from Brandeis University, summa cum laude, and a Juris Doctor from Yale Law School. Mr. Levitt is a member of the Bank's Loan and Asset/Liability Committees and is the Chair of the Bank’s Special Asset Committee. Mr. Levitt's qualifications to serve on our Board include his experience leading a capital management firm, his real estate expertise in the Bank's key market areas and his familiarity with our constituents.

Director Since:	2012
Committees: Audit; Executive

Deborah Ratner Salzberg Age:	72
Ms. Ratner Salzberg, an attorney, has served on the Company's Board of Directors since 2014. Ms. Ratner Salzberg is a principal at Uplands Real Estate Partners, a real estate development and investment firm. She retired as Chair, Brookfield Properties DC Region in January 2020, a position she held since December 2018. Prior to that, she was President of Forest City Washington, Inc., a division of Forest City Realty, Inc., a Cleveland, Ohio based real estate firm specializing in the development, construction, ownership and management of mixed-use, commercial, and residential developments, and served in various capacities with Forest City since 1985. Ms. Ratner Salzberg has been a board member of CubeSmart (formerly known as U-Store-It Trust) (NYSE: CUBE) since 2013, a publicly-traded real estate investment trust focused on self-storage facilities. She currently serves as the Chairman of the Board. Ms. Ratner Salzberg is active with numerous District of Columbia community, charitable and professional organizations, including membership on the board of the Federal City Council, the New York Common Real Estate Advisory Committee, the Foundation for the National Archives, the Jewish Federation of Greater Washington, the United Jewish Endowment Fund, and the Board of Plant World. Ms. Ratner Salzberg's qualifications to serve on our Board include her experience in corporate governance matters gained through her experience serving on boards of directors and her knowledge and experience in the planning, development, construction and management of new construction, adaptive re-use and redeveloped real estate projects through her prior roles.

Director Since:	2016
Committees: Nominating and Corporate Governance (Chair)

CORPORATE GOVERNANCE

Introduction

Our Board members are not required to attend our annual meetings of stockholders. However, all directors are encouraged to attend every annual meeting of stockholders as we believe that the annual meeting is an opportunity for stockholders to communicate directly with directors. If you would like an opportunity to discuss issues directly with the members of the Board, please consider attending this year’s Annual Meeting. Based on the Company’s available records, eight of the twelve directors then serving as directors attended the 2025 annual meeting of stockholders.

Corporate Governance Guidelines

We are committed to sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We have adopted Corporate Governance Guidelines, which set forth the framework within which our Board of Directors, assisted by the committees of our Board of Directors, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our Board of Directors, director independence, compensation of directors, management succession and review, committees of our Board of Directors and selection of new directors. Our Corporate Governance Guidelines are available on our website at www.capitalbankmd.com under the “Investor Relations” tab.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, real estate or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders. When considering potential director candidates, our Board of Directors also considers the candidate’s character, judgment, diversity, skill set and specific business background in the context of our needs and those of the Board of Directors.

Director Independence

Pursuant to Rule 5605(b)(1) of the Nasdaq Rules, a majority of the members of the Board of Directors must be “independent directors” as that term is defined by Nasdaq Rule 5605(a)(2). A director will only qualify as an “independent director” if, in the opinion of the company’s Board of Directors, that person does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has evaluated the independence of its members based upon the rules of the Nasdaq Stock Market and the SEC. Applying these standards, our Board of Directors has affirmatively determined that Messrs. Whalen, Bernstein, Levitt, Brannan, Schwartz, Lewis, Bailey and Caplan and Mss. Ratner Salzberg and Scully are “independent directors” under the applicable rules. Our Board of Directors has determined that Mr. Barry and Mr. Browning are not considered independent because they currently serve as executive officers of the Company and the Bank, respectively. Mr. McConnell is not considered independent due to his previous role as chief executive officer and president of Integrated Financial Holdings, Inc. ("Integrated Financial") prior to its merger with the Company.

As part of this evaluation, our Board of Directors considered the current and prior relationships that each director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each independent director, and the matters discussed under “Certain Relationships and Related Party Transactions.”

Family Relationships

There is no family relationship between any of our directors, nominees or executive officers, and there are no arrangements or understandings between the directors and any other person pursuant to which he or she was or is to be selected as a director or nominee.

Leadership Structure

The Company’s Board of Directors meets regularly throughout the year, typically on a quarterly basis, and the Bank’s Board of Directors meets monthly. Our Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of our Board. We believe this flexibility is important to allow our Board of Directors to determine the appropriate structure based on our specific needs at any given time.

Currently, Mr. Schwartz serves as Chairman of the Company's Board of Directors and Mr. Whalen serves as Chairman of the Bank's Board of Directors, while Mr. Barry is the Chief Executive Officer of the Company and Mr. Poynot is the Chief Executive Officer of the Bank. We believe that, at this time, this structure (as opposed to combining the positions of Chairman and Chief Executive Officer) is appropriate for us for two primary reasons. First, having separate board Chairmen allows Mr. Barry and Mr. Poynot to completely focus on their primary responsibilities, that is, implementing our strategic plans and managing the day-to-day operations of the Company and the Bank, respectively, while Messrs. Schwartz and Whalen focus on leading their respective boards in their consideration of strategic issues and monitoring corporate governance, social responsibility, community relations and stockholder issues. Second, we believe that having the Chair positions separate from the Chief Executive Officer positions allows the boards of directors to more effectively fulfill their obligations to oversee the management of the Company and the Bank.

Board Structure and Governance Considerations

We recognize that certain corporate governance practices, such as a classified board structure and supermajority voting requirements, have received increased scrutiny from proxy advisory firms and institutional investors. We have carefully evaluated these provisions in light of evolving governance standards, feedback from our stockholders, and our particular corporate structure and ownership profile.

Our Board of Directors believes that the current classified board structure remains appropriate and in the best interests of the Company and its stockholders at this time. Many of our peers in the financial services industry continue to maintain staggered boards, which promote continuity, stability, and long-term strategic oversight in a highly regulated sector. The staggered structure also helps protect stockholder value by encouraging thoughtful deliberation in the event of unsolicited takeover approaches, allowing the Board to fully evaluate alternatives.

With respect to the supermajority voting provisions in our organizational documents, the Board believes these provisions serve to protect all stockholders by preventing short-term or narrow-interest changes to key governing documents without broad-based support. These provisions are particularly appropriate given the Company’s ownership structure, including significant insider ownership — approximately 34% of our outstanding common stock is held or controlled by members of the Board and management. This alignment of interests provides meaningful stockholder representation while ensuring that any proposed fundamental changes reflect a consensus view among our broader stockholder base.

The Board reviews these provisions periodically and remains committed to evaluating and evolving our governance practices in a manner that reflects our fiduciary duties, market standards, and the long-term interests of our stockholders.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. This code provides fundamental ethical principles to which these individuals are expected to adhere and operates as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, our Company. Our Code of Business Conduct and Ethics is available on our website at www.capitalbankmd.com under the “Investor Relations” tab. Any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website, as well as by any other means required by Nasdaq Stock Market rules.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2025, our Compensation Committee consisted of Messrs. Bernstein, Schwartz, Whalen, and Caplan. None of them has at any time been an officer or employee of the Company or has had any relationship with the Company of the type that is required to be disclosed under Item 404 of Regulation S-K. During 2025, none of our executive officers served as a member of the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Risk Management and Oversight

General

Our Board of Directors oversees our risk management process, which is a Company-wide approach to risk management that is carried out by our management, and includes oversight of enterprise-level risks across all operating subsidiaries. Our full Board of Directors determines the appropriate level of risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. Our Board of Directors is responsible for overseeing our risk management framework, including policies and practices relating to identifying, measuring, monitoring and controlling our principal business risks and ensuring that our risk management framework is commensurate with the Company's structure, risk profile, complexity, activities and size. Our Board of Directors monitors capital adequacy in relation to risk. Pursuant to our Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review conducted as needed or as requested by our Board of Directors and its committees. Our enterprise risk management program currently reviews risk in numerous areas within the Company, including market, liquidity, reputation, operations and technology, cybersecurity, compliance and legal, and strategic risk. Our Board of Directors reviews management reports regarding specifically identified risks. With regard to compliance and regulatory risk, our Board of Directors is responsible for reviewing, on an annual basis, our compliance with applicable laws and regulatory requirements and any legal or regulatory matters that could have a material impact on our financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within their particular area of concern. The full Board of Directors received reports from management, the Audit Committee, the Compensation Committee, and the Environmental, Social and Governance ("ESG") Committee during 2025, and effective in 2026, the Board receives reports on ESG matters through the Nominating and Corporate Governance Committee following the elimination of the standalone ESG Committee. It reviews certain committee actions and focuses on the most significant risks we face and our general risk management strategy and also endeavors to assure that the risks we undertake are consistent with Board policy. While the Board of Directors oversees our risk management, management is generally responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Our Audit Committee is responsible for overseeing our risk management processes relating to: (1) financial reporting risk and internal controls; (2) oversight of the internal audit process; (3) regulatory compliance;

(4) SOX reporting; and (5) policies and procedures as they relate to complaints regarding accounting, internal accounting controls and audit matters. The Audit Committee receives reports from management at least quarterly regarding our assessment of risks in its areas of review and the adequacy and effectiveness of internal control systems and operational risk (including compliance risk). Our Director of Internal Audit meets with the Audit Committee on a quarterly basis in executive session to discuss any potential risk or control issues involving management. The Audit Committee reports regularly to the full Board, which also considers our entire risk profile.

Our Compensation Committee provides oversight of incentive compensation plans and considers the risks associated with the Company’s compensation programs.

Our Board of Directors understands its role as a steward of long-term corporate performance and recognizes that the Board has a critical role in ensuring that we are aware of, and able to navigate, the evolving risks and opportunities related to ESG matters. In furtherance of this responsibility, the Board established an ESG Committee, which supported the Board’s oversight of our corporate social responsibility initiatives during 2025, including the development and implementation of strategies related to ESG matters. Effective in 2026, the responsibilities of the ESG Committee were folded into the Nominating and Corporate Governance Committee.

Cyber and Information Security

With respect to cybersecurity, on a periodic basis, both our Bank-level Information Technology Steering and Enterprise Risk Management Committees receive reports on cybersecurity risks and preparedness. Our Board of Directors then receives a more streamlined report from the Bank-level committees regarding cybersecurity risks and preparedness. While the Bank-level Information Technology Steering and Enterprise Risk Management Committees and our Risk Committee, to which they report, oversee our cybersecurity risk management program, our Information Technology department is responsible for the day-to-day cybersecurity risk management processes for the Company and all subsidiaries. Cybersecurity threats can be significant and remain a high risk as cyber-attacks are sophisticated and increasing in volume, and attackers respond rapidly to changes in defensive measures. Our systems and those of our customers and third-party service providers are under constant threat and it is possible that we could be materially affected by a cybersecurity incident in the future. We actively monitor the cybersecurity threat landscape with a focus on the financial services sector for trends and new threats. Our Information Technology department proactively identifies and monitors systems to analyze cyber risks to the organization and implement mitigating controls where appropriate. Formal cybersecurity awareness training is conducted regularly to increase overall employee awareness about cyber threats.

While we believe that our cybersecurity programs are appropriate and have been effective in preventing material incidents thus far, risks and exposures related to cybersecurity incidents are expected to remain high for the foreseeable future due to the rapidly evolving nature and sophistication of these threats, as well as due to the expanding use of Internet banking, mobile banking and other technology-based products and services by us and our customers.

For further information, please refer to our Annual Report on Form 10-K for the year ended December 31, 2025, including Item 1C thereof, available from our website at www.capitalbankmd.com under the "Investor Relations" tab.

Governance, Sustainability and Corporate Responsibility
Throughout 2025, we demonstrated a strong commitment to governance, sustainability and corporate responsibility, including through sustainable initiatives, reinforcing social empowerment, and enhancing governance transparency.

Environmental Stewardship

We continued to advance our environmental stewardship while navigating significant regulatory shifts, continuing our increased investment in renewable energy projects. In 2025, the Bank deployed over $163 million in loans to solar energy initiatives and over $50 million into other sustainable projects, contributing to 300 megawatts of potential renewable energy production. Additionally, the Bank supported sustainable industries such as biomass and battery storage systems. Our efforts to minimize environmental impact were furthered through our digital banking solutions, which helped reduce paper usage, and a comprehensive recycling program aimed at recycling 100% of shredded paper.

Social Responsibility and Empowerment

In 2025, we strengthened our social responsibility efforts by deepening community engagement, promoting equity, inclusion, and belonging, and supporting charitable initiatives. The Capital Cares program facilitated substantial community impact through volunteerism and charitable donations, including significant contributions and volunteer hours for organizations addressing food insecurity and affordable housing, such as Manna Food Center and Habitat for Humanity. Our commitment to financial literacy reached over 90 organizations through community workshops, while the OpenSky™ credit card business continued to empower more than half a million unbanked or underbanked individuals by improving access to credit and financial education. Additionally, we provided support to veterans and active-duty military families through donations and dedicated volunteer work.

Governance and Transparency

We value our strong governance framework, marked by adherence to ethical standards and commitment to effective risk management, and transparency. We also offer a comprehensive employee training program that addresses crucial issues such as bribery, corruption, cybersecurity, human rights, and whistleblower protections. Our governance structure is further enriched by our Board of Directors' commitment to oversight that aligns with best practices and stockholder interests.

We remain dedicated to advancing these initiatives as part of our broader governance and corporate responsibility framework. We extend our gratitude to our stockholders, customers, and community members for their continued support and partnership in driving meaningful change.

Stock Ownership and Retention Guidelines

The Board adopted stock ownership and retention guidelines for senior executive officers and Board members on July 21, 2023. The Nominating and Corporate Governance Committee is responsible for monitoring compliance with these stock ownership and retention guidelines.

Generally, each non-employee director is expected to acquire, and hold during their service on the Board, shares of our common stock equal in value to at least $100,000. However, excluded from these guidelines are the Audit Committee Chair and employees or representatives of investment firms or significant stockholders that are prohibited by internal employment policies from personal stock ownership. Further, under the stock ownership and retention guidelines, our Chief Executive Officer must acquire and hold shares of our common stock equal in value to at least five times his or her annual base salary, our President and Chief Financial Officer must each acquire and hold shares of our common stock equal in value to at least three times his or her annual base salary, and our Executive Vice Presidents and other Section 16 reporting executive officers must acquire and hold shares of our common stock equal in value to at least one times his or her annual base salary.

Our Chief Executive Officer, other senior or executive officers, and non-employee directors will have five years from the date they first become subject to these guidelines to achieve these target ownership levels. Such individuals who acquire shares of common stock under our equity-based incentive plans must hold 100% of all net after-tax shares acquired until these stock ownership guidelines are satisfied, and thereafter, 50% of all net after-tax acquired shares for a period of 36 months (or until retirement, if earlier). This retention requirement was applied prospectively to new equity grants made by the Company to such individuals after July 21, 2023.

The following share types are included under these guidelines: shares directly owned, family-owned shares, retirement plan shares, shares obtained through stock option exercise and the net after-tax in-the-money value of vested but unexercised stock options, and shares of vested restricted/performance stock and vested restricted/performance stock units. Nonvested stock options are not counted toward satisfaction of these guidelines. Unvested performance-based restricted share/unit awards are also not counted toward stock ownership. Shares held in a margin account or pledged as collateral for a loan will not count toward the achievement of these ownership guidelines.

Insider Trading Policy and Procedures

We have adopted an Insider Trading Policy applicable to all directors, officers, employees, and contractors. The Insider Trading Policy prohibits the purchase or sale of Company securities while in possession of material nonpublic information and forbids the communication of such information to others who may trade on it (tipping). It is also our policy that the Company comply with all applicable securities laws when transacting in its own securities. The Insider Trading Policy prohibits trading in the securities of other companies when such material nonpublic information is obtained in the course of performing duties for the Company.

The Insider Trading Policy includes designated quarterly blackout periods and event-specific trading restrictions during which certain insiders may not trade. Officers, directors, and certain employees must obtain pre-clearance from the Chief Financial Officer and the Chief Risk Officer prior to trading in Company securities.

The Insider Trading Policy also prohibits short sales, transactions in derivative securities (including options and hedging), and pledging or margining Company stock. It provides for heightened scrutiny of transactions by Section 16 reporting persons and emphasizes personal accountability in safeguarding material nonpublic information. Violations may result in disciplinary action, including termination of employment. The Insider Trading Policy is reviewed periodically and updated as needed to reflect regulatory changes and best practices. We believe our Insider Trading Policy and related procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq listing standards applicable to us.

Prohibitions on Hedging and Pledging

We consider it improper and inappropriate for our directors, officers and employees to engage in short-term or speculative transactions in our securities or in other transactions involving our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, under our Insider Trading Policy, we generally prohibit:

•the sale of any of our securities “short;”
•any hedging transaction with respect to our securities, including, but not limited to, the purchase or use of, directly or indirectly through any other persons or entities, any stock option, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments designed to offset any decrease in the market value of our securities; and
•holding our securities in a margin account or pledging our securities as collateral, subject to a grandfather exception for arrangements in existence when the Insider Trading Policy was adopted or with prior approval from the Nominating and Corporate Governance Committee.

At the time of our Initial Public Offering in 2018, Mr. Browning had an outstanding pledge of 100,000 shares of our common stock securing a loan that had been in effect for several years. Because the pledge was entered into prior to the adoption of the Insider Trading Policy and to avoid any hardship on Mr. Browning that would have resulted from requiring him to eliminate the pledge, Mr. Browning’s existing pledge at the time of the Initial Public Offering was grandfathered in and that pledge remains outstanding.

Stockholder Communications

Stockholders may communicate with our Board by contacting the Board's Secretary, Mr. Jake Dalaya, c/o Capital Bank, 2275 Research Blvd., Suite 600, Rockville, Maryland 20850. All communications will be forwarded directly to the Chairman of the Board for consideration.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has established the standing committees described below in connection with the discharge of its responsibilities, and the table below reflects the composition of those committees during 2025. These committees include the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee, the Environmental, Social and Governance Committee and the Risk Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Nominating
			&		Environmental,
			Corporate		Social &
	Audit	Compensation	Governance	Executive	Governance	Risk
Edward F. Barry				✓
Randall J. Levitt	✓			✓
Deborah Ratner Salzberg			Chair		✓
C. Scott Brannan	Chair				✓
Scot R. Browning					✓
Joshua B. Bernstein		Chair	✓	✓	Chair
Jerome R. Bailey	✓		✓			✓
Steven J. Schwartz	✓	✓	✓	Chair		✓
Mary Ann Scully	✓
James F. Whalen		✓	✓	✓		✓
Fred J. Lewis			✓			Chair
Marc McConnell
Mark Caplan		✓(1)

Number of Meetings in 2025	4	9	3	2	2	5
(1)     Mr. Caplan was appointed to the Compensation Committee in December 2025.

Audit Committee. The members of our Audit Committee are Messrs. Brannan (Chair), Schwartz, Levitt, Bailey and Ms. Scully. Our Board of Directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that (1) each of the members of our Audit Committee is an “independent director” under Nasdaq Stock Market rules, (2) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) each of the members has the ability to read and understand fundamental financial statements. In addition, our Board of Directors has determined that each of Messrs. Schwartz and Brannan are financial experts and have the financial sophistication required by the rules of the Nasdaq Stock Market due to their experience and background. Our Board of Directors has also determined that each of Messrs. Schwartz and Brannan qualify as “audit committee financial experts” under the rules and regulations of the SEC.

The Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, the management of our independent auditor that audits and reports on our consolidated financial statements, the performance of our internal audit function, the review of reports of bank regulatory agencies, monitoring management’s compliance with the recommendations contained in those reports and our compliance with legal and regulatory requirements related to our financial statements and reporting. The Audit Committee has sole authority to appoint, compensate, oversee, and, where appropriate, replace the independent registered public accounting firm. Among other things, our Audit Committee has responsibility for:

•selecting and reviewing the performance of our independent auditor and approving, in advance, all engagements and fee arrangements;

•reviewing reports from the independent auditor regarding its internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by governmental or professional authorities, and any steps taken to deal with such issues;
•reviewing the independence of our independent auditor and setting policies for hiring employees or former employees of our independent auditor and for audit partner rotation and independent auditor rotation in accordance with applicable laws, rules and regulations;
•resolving any disagreements regarding financial reporting between management and the independent auditor;
•overseeing our internal audit function;
•reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;
•meeting with management and the independent auditor to review the effectiveness of our system of internal controls and internal audit procedures, and to address any deficiencies in such procedures;
•monitoring management’s compliance with all applicable laws, rules and regulations;
•reviewing our earnings releases and reports filed with the SEC;
•preparing the Audit Committee Report required to be included in our annual report by SEC rules;
•reviewing the adequacy and effectiveness of our accounting and financial controls, including guidelines and policies for assessing and managing our risk exposure;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and for the confidential anonymous submission by Company employees of concerns regarding questionable accounting or audit matters;
•reviewing actions by management on recommendations of the independent auditors and internal auditors;
•reviewing and approving or ratifying related party transactions; and
•handling such other matters as are specifically delegated to the Audit Committee by our Board of Directors from time to time.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on our website at www.capitalbankmd.com.

Compensation Committee. The members of our Compensation Committee are Messrs. Bernstein (Co-Chair), Caplan (Co-Chair), Whalen, and Schwartz. Our Board of Directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under Nasdaq Stock Market rules.

Our Board of Directors has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee assists the Board of Directors in its oversight of our overall compensation structure, policies and programs and assessing whether such structure meets our corporate objectives, the compensation of our named executive officers and the administration of our compensation and benefit plans. The Compensation Committee also oversees the administration of our equity-based incentive plans, reviews and approves performance goals under such plans, and evaluates whether our compensation programs appropriately align executive incentives with stockholder interests.

Among other things, our Compensation Committee has responsibility for:

•reviewing and determining, and recommending to the Board of Directors for its confirmation, the annual compensation, annual incentive compensation and any other matter relating to the compensation of our named executive officers; all employment agreements, severance or termination agreements, change in control agreements to be entered into between any executive officer and us; and modifications to our philosophy and compensation practices relating to compensation of our directors and management;
•reviewing and determining, and recommending to the Board of Directors for its confirmation, the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under our benefit plans;
•taking all actions required or permitted under the terms of our benefit plans, with separate but concurrent authority;
•reviewing and approving each of our benefit plans, and performing such other duties and responsibilities as may be assigned to the Compensation Committee under the terms of such plans;
•reviewing with our Chief Executive Officer the compensation payable to employees other than the named executive officers, including equity and non-equity incentive compensation and other benefits and our total incentive compensation program envisioned for each fiscal year;
•consulting with our Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;
•retaining, and overseeing the work of, compensation consultants, independent legal counsel and other advisers as the Committee deems necessary, and considering adviser independence factors under applicable SEC and Nasdaq rules;
•reviewing the performance of our named executive officers;
•reviewing and discussing with management any compensation discussion and analysis included in our annual meeting proxy statements and any other reports filed with the SEC and determining whether or not to recommend to our Board of Directors that such compensation discussion and analysis be so included;
•reviewing compensation philosophy and workforce-related metrics and reviewing incentive compensation arrangements to assess risk-balancing features and whether such arrangements could encourage excessive or imprudent risk-taking;
•preparing the Compensation Committee report required by SEC rules to be included in our annual report;
•overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our Board of Directors relating to these matters;
•overseeing and making recommendations to the Board of Directors regarding the Company’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation and approval of equity compensation plans;
•overseeing adoption/implementation/administration of compensation recovery (“clawback”) policies and determining recovery circumstances;
•conducting an annual review of the Compensation Committee's charter and recommending to the Board of Directors any changes that it deems necessary; and
•handling such other matters as are specifically delegated to the Compensation Committee by our Board of Directors from time to time.
The Compensation Committee has overall responsibility for reviewing and approving the compensation of the Company’s executive officers and directors and for overseeing the Company’s compensation and benefit plans. The Compensation Committee may delegate limited authority to one or more of its members or, where appropriate, to management, to the extent permitted by its charter, the Company’s equity plans and applicable law. For example, under the Capital Bancorp, Inc. Amended and Restated 2017 Stock and Incentive Compensation Plan, the Compensation Committee has delegated limited authority to the Chief Executive Officer to grant certain awards to vice presidents and senior vice presidents within parameters approved by the Compensation Committee. In carrying out its responsibilities, the Compensation Committee considers input from management, including the Chief Executive Officer with respect to executive officers other than himself, but no executive officer participates in decisions regarding his or her own compensation. The Compensation Committee also has the authority, in its sole discretion, to retain, oversee and obtain the advice of compensation consultants and other advisers. During 2025, the Compensation Committee engaged ChaseCompGroup, LLC as its independent compensation consultant to assist in reviewing executive and director compensation levels, annual and long-term incentive programs, and employment agreements, and the Compensation Committee considered the independence of ChaseCompGroup, LLC and determined that its work did not raise any conflict of interest.

Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on our website at www.capitalbankmd.com.

Nominating and Corporate Governance Committee. The members of our Nominating and Corporate Governance Committee are Ms. Ratner Salzberg (Chair), Messrs. Bernstein, Schwartz, Whalen, Bailey and Lewis. Our Board of Directors has evaluated the independence of each of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee meets the definition of an “independent director” under Nasdaq Stock Market rules.

The Nominating and Corporate Governance Committee assists the Board of Directors in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on the Board of Directors of the Company and each of our subsidiaries, monitoring the composition and functioning of the standing committees of the Board of Directors of the Company and each of our subsidiaries, developing, reviewing and monitoring the corporate governance policies and practices of the Company and each of our subsidiaries.

Among other things, our Nominating and Corporate Governance Committee is responsible for:

•reviewing the performance of the boards of directors of the Company and each of our subsidiaries;
•identifying, assessing and determining the qualification, attributes and skills of, and recommending, persons to be nominated by our Board of Directors for election as directors and to fill any vacancies on the boards of directors of the Company and each of our subsidiaries;
•maintaining and periodically reviewing a Board skills and experience matrix and overseeing a multi‑year, forward‑looking director succession planning process;
•reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by our stockholders;
•maintaining a commitment to diversity (including viewpoints, skills and perspectives) with respect to identification of potential candidates for membership on the boards of directors of the Company and each of our subsidiaries;
•reviewing and recommending to our Board of Directors each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her circumstances and overseeing the Board’s annual self‑evaluation process, including reviewing director self‑assessments;

•reviewing the size and composition of the boards of directors of the Company and each of our subsidiaries as a whole, and recommending any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity;
•monitoring the function of our standing committees and recommending any changes, including with regard to director assignments, and creation or elimination of any committee;
•developing, reviewing and monitoring compliance with our corporate governance guidelines and the corporate governance provisions of the federal securities laws and the listing rules applicable to us;
•investigating any alleged violations of such guidelines and the applicable corporate governance provisions of federal securities laws and listing rules, and reporting such violations to our Board of Directors with recommended corrective actions;
•reviewing our corporate governance practices in light of best corporate governance practices among our peers and determining whether any changes in our corporate governance practices are necessary;
•overseeing governance‑related sustainability and other public policy matters assigned to the Nominating and Corporate Governance Committee by the Board;
•considering any resignation tendered to our Board of Directors by a director and, as applicable, recommending the acceptance of such resignation if appropriate;
•considering questions of possible conflicts of interest involving directors, including activities that could be considered competitive with our operations or otherwise present a conflict of interest;
•overseeing our director orientation and continuing education programs for the Board of Directors;
•reviewing its charter and recommending to our Board of Directors any modifications or changes; and
•handling such other matters as are specifically delegated to the Nominating and Corporate Governance Committee by our Board of Directors from time to time.

Our Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Nominating and Corporate Governance Committee is available on our website at www.capitalbankmd.com.

In carrying out its functions, the Nominating and Corporate Governance Committee develops qualification criteria for all potential nominees for election, including incumbent directors, board nominees and stockholder nominees to be included in the Company’s future proxy statements. These criteria may include the following attributes:

•adherence to high ethical standards and high standards of integrity;
•sufficient educational background, professional experience, business experience, service on other boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on the Board of Directors and the specific committee for which he or she is being considered;
•evidence of leadership, sound professional judgment and professional acumen;
•evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;
•a willingness to abide by any published code of conduct or ethics for the Company and to objectively appraise management performance;
•the ability and willingness to devote sufficient time to carrying out the duties and responsibilities required of a director;

•any related party transaction in which the candidate has or may have a material direct or indirect interest and in which we participate; and
•the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of the Company and the interests of our stockholders.
In identifying potential director candidates, the Nominating and Corporate Governance Committee may consider candidates identified by current directors, members of management, stockholders, and other third-party sources, including professional search firms and nonprofit organizations and networks focused on board recruitment and board diversity.

The Nominating and Corporate Governance Committee also evaluates potential nominees for the Company’s Board of Directors to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with applicable SEC and Nasdaq Stock Market rules (to ensure that, at all times, at least a majority of our directors are independent).

Prior to nominating or, if applicable, recommending an existing director for re-election to the Company’s Board of Directors, the Nominating and Corporate Governance Committee considers and reviews the following attributes with respect to each sitting director:

•attendance and performance at meetings of the Company’s Board of Directors and the committees on which such director serves;
•length of service on the Company’s Board of Directors;
•experience, skills and contributions that the sitting director brings to the Company’s Board of Directors;
•independence and any conflicts of interest; and
•any significant change in the director’s status, including with respect to the attributes considered for initial membership on the Company’s Board of Directors.
Environmental, Social and Governance Committee. The members of our Environmental, Social and Governance Committee during 2025 were Messrs. Bernstein (Chair), Browning, Brannan and Ms. Ratner Salzberg. Effective in 2026, the responsibilities of the Environmental, Social and Governance Committee were folded into the Nominating and Corporate Governance Committee, and the standalone Environmental, Social and Governance Committee was eliminated.

The Environmental, Social and Governance Committee assisted the Board of Directors during 2025 in its oversight responsibilities with regard to, but not limited to, environmental, health and safety, corporate social responsibility, sustainability, philanthropy, corporate governance, reputation, diversity, equity and inclusion, community issues, and any other public policy matters relevant to the Company. As of 2026, oversight of these matters has been assumed by the Nominating and Corporate Governance Committee.

Executive Committee. The Executive Committee’s primary role is to exercise all of the powers of the Board of Directors during the intervals between meetings of the Board of Directors, except as limited by the laws of the State of Maryland, our Articles and our Bylaws. The members of the Executive Committee consist of Messrs. Schwartz (Chair), Barry, Bernstein, Levitt, and Whalen.

Risk Committee. The members of our Risk Committee are Messrs. Lewis (Chair), Bailey, Schwartz, and Whalen.

The Risk Committee provides governance and oversight of the Company’s risk management framework, including, among other things, the identification, assessment, measurement, monitoring, and management of key risks affecting the Company, the Bank, and the Company’s other subsidiaries.

Board and Committee Meetings and Executive Sessions

Our Board held three meetings during fiscal year 2025. During fiscal year 2025, the Board had six separately designated standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee, the Environmental, Social and Governance Committee and the Risk Committee.

In fiscal year 2025, eleven of the thirteen incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which that person served as a director) and each incumbent director attended at least 75% of the total number of meetings held by all committees of the Board on which that person served (held during the period served). James F. Whalen and Joshua B. Bernstein each attended only two of the three Board meetings during fiscal year 2025, but both attended at least 75% of the meetings for their respective committees.

It is the Company’s policy that the independent directors of the Company meet in executive sessions without management at least twice on an annual basis in conjunction with regularly scheduled board meetings. Executive sessions at which the independent directors meet with the Chief Executive Officer also may be scheduled.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information as of the Record Date relating to the beneficial ownership of common stock by (i) each of our directors and executive officers named in the Summary Compensation Table (such executive officers are referred to herein as the “Named Executive Officers”); and (ii) all of our directors and executive officers as a group; and includes all shares of common stock that may be acquired within 60 days of the Record Date. As of the Record Date, no person or group is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock other than the directors indicated below. The address of each of the persons named below is the address of the Company except as otherwise indicated.

	Number of	Percent of
	Shares	Class
	Beneficially	Beneficially
Name	Owned	Owned
Directors, Nominees and Named Executive Officers
Jerome R. Bailey(1)	147,536	*
Edward F. Barry(2)	407,911	2.48%
Joshua B. Bernstein(3)	874,070	5.31%
C. Scott Brannan(4)	12,853	*
Scot R. Browning(5)	529,403	3.22%
Mark Caplan(6)	232,668	1.41%
Karl Dicker(7)	73,522	*
Randall J. Levitt(8)	971,566	5.90%
Fred J. Lewis(9)	56,065	*
Marc McConnell(10)	225,108	1.37%
Steven M. Poynot(11)	12,895	*
Deborah Ratner Salzberg(12)	67,228	*
Steven J. Schwartz(13)	741,835	4.51%
Mary Ann Scully(14)	15,327	*
James F. Whalen(15)	984,797	5.98%
All Directors, Nominees and Executive Officers as a Group (21 Persons)	5,516,188	33.53%
*    Denotes less than 1%
(1)    Includes 82,797 shares held by the Jerome R. Bailey Revocable Living Trust. Includes 7,565 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 10,202 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(2)    Includes 220,004 shares held jointly with Mr. Barry’s spouse. Includes 32,608 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 49,432 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(3)    Includes 303,200 shares held by the Bernstein Fund LLC, where Mr. Bernstein owns 16.7%. Includes 154,400 shares held by SandBern Ventures, LLC, where Mr. Bernstein owns 66.67%. Includes 324,000 shares held by the estate of Mr. Bernstein’s deceased father, of which Mr. Bernstein is the executor. Includes 1,561 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 11,575 shares of our common stock underlying options and restricted stock awards that are subject to vesting.

(4)    Includes 3,360 shares held by Mr. Brannan as custodian for the benefit of his grandchildren. Includes 6,289 shares of common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 9,244 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(5)    Includes 11,852 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 10,014 shares of our common stock underlying options and restricted stock awards that are subject to vesting. Mr. Browning has pledged 100,000 shares of common stock to secure a loan obligation.
(6)    Includes 3,167 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 10,860 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(7)    Includes 13,756 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 13,464 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(8)    Includes 267,508 shares held by the Randall James Levitt Revocable Trust (“RJRT”), a trust that benefits Mr. Levitt and for which he acts as sole trustee. Includes 6,491 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Includes 392,000 shares held by BTC Trust Company of South Dakota (“BTC”), FBO the RSL Family Trust (formerly known as the Richard S. Levitt Fifth Trust), whose business affairs are managed by Nellis Corporation (“Nellis”), a company that employs Mr. Levitt and at which he formerly served as President. Includes 60,000 shares held by Montrose Lending Group, LLC, a company that is (i) owned by (y) NC Associates Corporation (“NC”), a company 50 percent owned by RJRT, and (z) BTC, FBO the RSL Family 2011 Dynasty Trust and the JSL Family 2011 Dynasty Trust whose business affairs, respectively, are managed by Nellis and (ii) managed by NC. Includes 30,000 shares held by BTC, FBO the Brian Z. Tross 2012 B Trust, a trust that benefits one of Mr. Levitt's nephews and whose business affairs are managed by Nellis. Includes 30,000 shares held by BTC, FBO the Adam J. Tross 2012 B Trust, a trust that benefits one of Mr. Levitt's nephews and whose business affairs are managed by Nellis. Includes 30,700 shares held by RJL Investment Company, LLC, a company that is (i) owned by BTC, in its capacity as the trustee of the Randall James Levitt 1968 B Trust, a trust that benefits Mr. Levitt and (ii) managed by an entity that is owned by RJRT. Includes 154,056 shares held by Maud Associates, LLC, a company that is 50 percent owned by a trust that benefits one of Mr. Levitt’s daughters and for which Mr. Levitt acts as sole trustee. Excludes the following as to which Mr. Levitt has disclaimed beneficial ownership: 16,800 shares owned by Needle Leaf Associates, LLC, a company owned by one of Mr. Levitt's daughters and her husband; 15,000 shares held by MAL Investment Company, LLC, which is owned by BTC, in its capacity as trustee of the Mark Alan Levitt 1966 B Trust, a trust that benefits Mr. Levitt's brother; 73,500 shares held by MAL Revocable Trust, a trust that benefits Mr. Levitt's brother; 13,500 shares held by Beth L. Tross Revocable Trust, a trust that benefits Mr. Levitt's sister; 1,000 shares held by the Beth L. Tross IRA, an account that benefits Mr. Levitt's sister; 20,000 shares held by BTC, FBO the Beth L. Tross Legacy Trust, a trust that benefits Mr. Levitt's sister and the descendants of Mr. Levitt's brother-in-law; 3,000 shares held in a joint account by Mr. Levitt's sister and brother-in-law; 5,000 shares held by the Nathan R. Tross IRA, an account that benefits Mr. Levitt's brother-in-law; 300 shares held by Adam J. Tross, one of Mr. Levitt's nephews; and 2,000 shares held by Brian Z. Tross, one of Mr. Levitt's nephews. Also excludes 10,963 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(9)    Includes 16,672 shares held by Dominion Insurance, Inc. of which Mr. Lewis is a managing partner. Includes 7,002 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 12,749 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(10)     Includes 156,926 shares held by McConnell Legacy Investments, LLC. Includes 3,345 shares held by his IRA, an account Mr. McConnell owns and manages. Includes 44,823 shares held by the Marc H. McConnell Revocable Trust, a trust that benefits Mr. McConnell and for which he acts as sole trustee.

Includes 1,114 shares held by Mr. McConnell as custodian for the benefit of his children. Includes 374 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 4,694 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(11)    Includes 5,253 shares held by his IRA, an account Mr. Poynot owns and manages. Includes 6,063 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 13,585 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(12)    Includes 14,632 shares held by the Deborah Ratner Salzberg Trust. Excludes 62,800 shares owned by R. Capital II, Ltd, as to which Ms. Ratner Salzberg has disclaimed beneficial ownership. Includes 5,489 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 7,209 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(13)    Includes 663,313 shares held by Prudent Investments, LLC of which Mr. Schwartz is a Manager. Includes 8,566 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 15,001 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(14)    Includes 1,250 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 4,896 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
(15)    Includes 58,400 shares held by Millennium Trust Company, LLC, FBO James Whalen. Includes 668,554 shares held by the James F. Whalen Revocable Trust. Includes 240,409 shares held by the Whalen Family, LLC. Includes 2,821 shares held by NMW Investments, LLC. Includes 2,821 shares held by KAW Investments, LLC. Includes 8,566 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of March 30, 2026. Excludes 15,001 shares of our common stock underlying options and restricted stock awards that are subject to vesting.
EXECUTIVE OFFICERS WHO ARE NOT SERVING AS DIRECTORS

Set forth below is information regarding each of our current executive officers who are not directors of the Company, including their title, age as of the date of this Proxy Statement and a brief biography describing each executive officer’s business experience.

Name	Age	Position
Jacob Dalaya	34	Executive Vice President and Chief Financial Officer of the Bank
Karl Dicker	51	President of OpenSky™ & Fintech
Gary Kausmeyer	45	Executive Vice President and Chief Risk/Compliance Officer of the Bank
JJ Kaye	41	Executive Vice President and Chief Marketing Officer of the Bank
Anguel Lindarev	53	Executive Vice President and Chief Information Officer of the Bank
Steven M. Poynot	47	President and Chief Executive Officer of the Bank
Eric Suss	49	Executive Vice President and Chief Human Resource Officer of the Bank
Kathy Yamada	60	Executive Vice President and Chief Credit Officer of the Bank

Jacob Dalaya. Mr. Dalaya joined the Bank in October 2023 as Chief Strategy Officer and was promoted to Chief Financial Officer in November 2025. Mr. Dalaya is an experienced financial services professional with expertise in mergers and acquisitions, capital markets, corporate finance and bank strategic planning. Mr. Dalaya joined the Bank from Webster Financial Corporation (formerly Sterling Bancorp) where he worked on various transformative and strategic initiatives for the bank since 2022. Prior to joining Webster, from 2020 to 2022, Mr. Dalaya served in the investment banking division at Keefe, Bruyette & Woods as Vice President. Earlier in his career, he held various positions in the investment banking division at J.P. Morgan Securities within the Financial Institutions Group. He has significant experience advising banks, specialty finance and financial technology companies on mergers and acquisitions, capital raising and strategic alternatives. Mr. Dalaya received a Bachelor's Degree in Economics from New York University.

Karl Dicker. Mr. Dicker joined the Bank in 2018 as Chief Operating Officer and in October 2022, he transitioned to the role of President of OpenSky™ & Fintech.  He currently is accountable for the OpenSky™ division of the Bank, as well as marketing and fintech strategy across the entire Bank. Prior to joining the Bank, Mr. Dicker was Senior Vice President at Capital One Bank where he led Treasury Management Strategy, Marketing & Analytics and served as Head of Enterprise Payments. Mr. Dicker spent more than 16 years at Capital One in various positions across consumer, business and commercial business lines in functional roles ranging from corporate strategy to operations to sales enablement to business transformation and analysis.  Mr. Dicker received a Bachelor of Science in Civil Engineering from Worcester Polytechnic Institute, and a Master of Business Administration from the Fuqua School of Business at Duke University. From 2012 to 2022, he served as a Trustee on the Shaare Torah Board and served terms as VP of Finance and as an Executive Committee member. Since 2019, he has served on the Executive Committee of the National Capital Area Leukemia and Lymphoma Society Light the Night campaign and served a term as co-chair.

Gary Kausmeyer. Mr. Kausmeyer, joined the Bank in February 2020 as Executive Vice President, Chief Risk/Compliance Officer, and has nearly 20 years of experience implementing and managing risk in publicly traded financial institutions.  He has extensive experience in Appraisal Review, Bank Secrecy Act/Anti-Money Laundering Compliance, Corporate Governance, Enterprise Risk Management, Information Security, Internal Audit, Loan Review, Regulatory Compliance, Security/Fraud Investigations, and Vendor Risk Management. Prior to joining Capital Bank, Mr. Kausmeyer served as an independent consultant advising clients on risk management. Before that, beginning in June 2011, Mr. Kausmeyer served in several senior risk management roles at community banks across the country, including as SVP, Deputy Chief Risk Officer for Banc of California, NA and as EVP, Chief Risk Officer for both Los Alamos National Bank and First Place Bank.  Prior to his banking career, he worked in Assurance Services in the public accounting sector. Mr. Kausmeyer attended the ABA Stonier Graduate School of Banking at the University of Pennsylvania and earned both his Stonier Diploma and Wharton Leadership Certificate.  Mr. Kausmeyer earned a Master of Accountancy from the Jack C. Massey Graduate School of Business at Belmont University and a Bachelor of Business Administration in Accounting and Legal Studies from the University of Miami (FL).  Mr. Kausmeyer is a Certified Public Accountant, Certified Anti-Money Laundering Specialist, Certified in Risk and Information Systems Control, and a Certified Sarbanes-Oxley Expert.

JJ Kaye. Mr. Kaye joined the Bank in November 2022 and serves as Executive Vice President, Chief Marketing Officer, with over 15 years of experience leading strategy and creative across brand, acquisition and product innovation. Prior to joining Capital Bank, from 2019 to 2022, he served as a Director of Innovation, Partner at Meaningful Works, leading cross-disciplinary teams, developing digital lines of business, and driving account development. Prior to his time at Meaningful Works, he founded High Pressure Zone and partnered with industry leaders to build and launch customer-centric products and brands. Mr. Kaye graduated from UCLA with a Bachelor of Fine Arts degree in Design Media Arts.

Anguel Lindarev. Mr. Lindarev joined the Bank in March 2024 and serves as Executive Vice President, Chief Information Officer with over 25 years of experience leading strategy, architecture, technology operations, infrastructure, data and cybersecurity. Prior to joining the Bank, from 2020 to 2024, he served as Executive Vice President, Chief Information Officer of American National Bank, leading the development of a digital bank, a Banking-as-a-Service line of business and a core conversion. Prior to this role, he served as Domain CIO for

Comerica Bank, responsible for Wealth Management, Cards, Treasury and Payments and as Vice President of Technology for American Express leading consumer and small business web and mobile development and Corporate Payments. Currently, he is responsible for developing the strategic roadmap for the overall technology landscape, driving digital transformation, advancing the customer experience and supporting the growth agenda of the Bank. Mr. Lindarev graduated from Arizona State University with a Master of Business Administration, Financial Management and Markets degree.

Steven M. Poynot. Mr. Poynot joined the Bank in October 2022 and serves as President and Chief Executive Officer of the Bank and as Chief Operating Officer of the Company. He has over 25 years of experience in business development, data and financial analysis, risk management, strategic planning, operations and information management, and technology delivery. Mr. Poynot previously served as Executive Vice President and Chief Operating Officer of F&M Trust from February 2022 to September 2022. In this role, he had management responsibility for Commercial & Retail Banking, Information Technology, Deposit & Loan Operations, Project Management, and Facilities. Prior to this role, Mr. Poynot served as Executive Vice President and Chief Information Officer at Howard Bank. Mr. Poynot served Howard Bank in various roles for over 17 years, including serving as Chief Credit Officer for the bank, and spent time building out the commercial banking infrastructure for Howard Bank through the creation of the Credit department, as well as the Client Services Support Team. Currently, he is responsible for managing day-to-day operations of the Bank, directly managing the divisional leaders for sales, credit, branch, product, and operations. Mr. Poynot earned a Master of Business Administration from Loyola University and is a graduate of the University of Baltimore with a Bachelor of Business Administration in Finance.

Eric Suss. Mr. Suss joined the Bank in 2012 and has over 25 years of experience in human resources and talent development. He serves as Executive Vice President, Chief Human Resources and is responsible for attracting, retaining, and developing the best talent in a highly competitive market, as well as overseeing compensation, benefits, employee relations and internal communications. In addition to his Human Resources responsibilities, Mr. Suss leads Facilities for the Bank. Mr. Suss graduated from the University of Maryland and holds both a SHRM Senior Certified Professional (SHRM-SCP) and a Senior Professional in Human Resources (SPHR) from the Human Resources Certification Institute (HRCI).

Kathy Yamada. Ms. Yamada has served as our Chief Credit Officer since December 2010 and has over 25 years of banking experience. She is responsible for the Bank’s credit administration function, including credit policy, loan approval process, loan quality, portfolio risk management and special assets. Ms. Yamada is also a member of the Bank’s Management Loan Committee, Credit Loan Committee and Special Assets Committee. Since joining the Bank, Ms. Yamada has successfully managed the reduction in the Bank’s criticized, classified and overall non-performing asset levels. Ms. Yamada’s prior banking experience includes a 20-year career with Equitable Bank, headquartered in Wheaton, Maryland, as Senior Vice President, where she was responsible for managing that bank’s loan origination and credit administration functions and the residential mortgage loan origination division. As a member of Equitable Bank’s senior management team, Ms. Yamada played a key role in Equitable Bank’s conversion from a mutual savings and loan association to a publicly traded bank.  Following the sale of Equitable Bank in 2003, she continued her community banking career in various consulting and loan origination positions. Ms. Yamada joined Fannie Mae’s multi-family legal team in 2007 as a paralegal in the Housing and Community Development division, where she provided support in the revision and re-launch of the Delegated Underwriting and Servicing Guide. Ms. Yamada received a Bachelor of Arts in Finance from the University of Maryland.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The following table sets forth compensation paid or awarded to, or earned by, each of our directors (except for Mr. Barry, whose compensation is disclosed under “Summary Compensation Table” below and Mr. Browning who does not receive separate compensation for his service on the Board) during 2025. Each of the Company's directors also served as directors of the Bank during 2025.

	Fees Earned
	or Paid in	Stock	Option
	Cash	Awards	Awards	Total
Name	($)	($) (1)	($) (1)	($)
Jerome R. Bailey	72,600	32,990	22,360	127,950
Joshua B. Bernstein	23,400	32,990	22,360	78,750
C. Scott Brannan	26,400	28,866	19,565	74,831
Mark Caplan	31,000	24,742	16,770	72,512
Randall J. Levitt	43,200	24,742	16,770	84,712
Fred J. Lewis	57,000	32,990	22,360	112,350
Marc McConnell	41,100	12,371	8,385	61,856
Deborah Ratner Salzberg	20,400	28,866	19,565	68,831
Steven J. Schwartz	89,400	32,990	22,360	144,750
Mary Ann Scully	40,800	16,495	11,180	68,475
James F. Whalen	65,400	32,990	22,360	120,750
(1)    Represents the aggregate grant date fair value of restricted stock unit awards and option awards granted to directors during 2025, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). A restricted stock award was granted on March 3, 2025, at a per share price of $30.51. The grant date fair value of options awarded to directors on March 3, 2025 was $5.59 per option. See Note 15 to the consolidated audited financial statements contained in the 2025 Annual Report regarding the assumptions underlying valuation of equity awards. The fair market value of shares underlying the restricted stock was based on 100% of the closing price per share of our common stock on the date of grant. As of December 31, 2025, Mr. Bailey held 1,081 outstanding stock awards and 4,000 outstanding option awards; Mr. Bernstein held 1,081 outstanding stock awards and 4,000 outstanding option awards; Mr. Caplan held 811 outstanding stock awards and 3,000 outstanding option awards; Mr. Levitt held 811 outstanding stock awards and 3,000 outstanding option awards; Mr. Lewis held 1,081 outstanding stock awards and 4,000 outstanding option awards; Mr. McConnell held 405 outstanding stock awards and 1,500 outstanding option awards; Ms. Ratner Salzberg held 946 outstanding stock awards and 3,500 outstanding option awards; Mr. Schwartz held 1,081 outstanding stock awards and 4,000 outstanding option awards; Ms. Scully held 541 outstanding stock awards and 2,000 outstanding option awards; Mr. Whalen held 1,081 outstanding stock awards and 4,000 outstanding option awards; and Mr. Brannan held 946 outstanding stock awards and 3,500 outstanding option awards.

In addition to compensation for service on the Company’s Board of Directors and its committees, certain directors received compensation for service on the Bank’s Board of Directors and committees during 2025, as described below.

For the year ended December 31, 2025, the Company's directors, other than the Chairman of the Board, received a $500 monthly retainer in cash. Members of the Company's Audit Committee and Compensation Committee received a $500 monthly retainer in cash. Members of the Nominating and Corporate Governance Committee received a $250 monthly retainer in cash. Members and the Chair of the Environmental, Social and Governance Committee received a $200 monthly retainer in cash. The Risk Committee is a joint committee of the Company and the Bank. Members of the Risk Committee received a monthly retainer of $400 in cash. The Chair of the Risk Committee received a monthly retainer of $800 in cash. Mr. Schwartz received a monthly retainer of $3,000 for his services as Chairman of the Board of the Company. The Chair of the Company's Audit Committee received a monthly retainer of $1,500 in cash, and the Chair of the Compensation Committee and Chair of the Nominating and Corporate Governance Committee received monthly retainers of $1,000 in cash.

For the year ended December 31, 2025, the Bank's directors, other than the Bank’s Chairman of the Board, received $1,200 in cash for each meeting attended of the Bank's Board of Directors. The Bank’s Chairman of the Board received a monthly retainer of $3,000 in cash.

For the year ended December 31, 2025, members of the Bank’s Loan Committee, other than the Bank’s Chairman of the Board, Chief Executive Officer and the Chair of the Loan Committee, provided that such members participated in 60% or more of the Loan Committee meetings during the year, received a monthly retainer of $800 in cash. The Bank’s Loan Committee Chair received a monthly retainer of $2,400 in cash.

For the year ended December 31, 2025, members of the Bank’s Audit and Compliance Committee, other than the Chair of the Audit and Compliance Committee, received a $400 monthly retainer in cash. The Chair of the Bank’s Audit and Compliance Committee received a monthly retainer of $800 in cash.

For the year ended December 31, 2025, members of the Bank's Asset/Liability Committee received a monthly retainer of $400 in cash. The Chair of the Bank's Asset/Liability Committee received a monthly retainer of $800 in cash.

For the year ended December 31, 2025, members and the Chairs of the Bank's Strategic Innovations Committee and Special Assets Committee received a monthly retainer of $200 in cash.

EXECUTIVE COMPENSATION

Our Named Executive Officers ("NEOs") for 2025, which consist of our principal executive officer and the Company’s two other most highly compensated executive officers, are:

•Edward F. Barry, Chief Executive Officer of the Company (and, until December 31, 2025, Chief Executive Officer of the Bank);
•Steven M. Poynot, President and Chief Operating Officer of the Bank in 2025 (and, effective January 1, 2026, President and Chief Executive Officer of the Bank and Chief Operating Officer of the Company); and
•Karl Dicker, President of OpenSky™ & Fintech.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by and paid to our NEOs for the years ended December 31, 2025 and 2024.

				Stock	Option	All other
Name and principal		Salary	Bonus	Awards	Awards	compensation	Total
position with the Company	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)
Edward F. Barry Chief Executive Officer	2025	726,250	246,730	264,355	72,625	40,050	1,380,010
	2024	663,950	337,500	425,000	87,500	39,832	1,553,782

Steven M. Poynot Chief Operating Officer	2025	415,000	196,000	31,125	31,125	45,318	748,568
	2024	379,200	150,000	34,500	34,500	35,106	633,306

Karl Dicker President of OpenSky™ & Fintech	2025	404,547	280,108	35,014	35,014	13,346	768,029
	2024	389,925	244,522	30,960	30,960	13,196	709,563

(1)    These amounts represent the aggregate grant date fair value of restricted stock unit awards earned in 2025 and 2024, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in the Summary of Significant Accounting Policies note and the Stock-Based Compensation note to our consolidated audited financial statements as of December 31, 2025. The fair market value of shares was based on 100% of the closing price per share of our common stock on the date of grant.
(2)    These amounts represent the aggregate grant date fair value of option awards for the years ended December 31, 2025 and 2024 calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the option award amounts are set forth in the Stock-Based Compensation note to our consolidated financial statements as of December 31, 2025 included in our 2025 Annual Report. The 2024 option awards were earned in 2024 and granted in 2025.
(3)     “All Other Compensation” for the NEOs is further described below.

ALL OTHER COMPENSATION

		401(k)		Auto	Cell Phone	Health &	Club
Name and principal		Match	HSA	Allowance	Allowance	Welfare	Dues	Total
position with the Company	Year	($)	($)	($)	($)	($)	($)	($)
Edward F. Barry Chief Executive Officer	2025	10,500	2,167	6,000	900	20,483	—	40,050
	2024	10,350	3,000	6,000	900	19,582	—	39,832

Steven M. Poynot Chief Operating Officer	2025	10,500	—	6,000	900	17,918	10,000	45,318
	2024	10,350	—	6,000	900	17,856	—	35,106

Karl Dicker President of OpenSky™ & Fintech	2025	10,500	—	—	900	1,946	—	13,346
	2024	10,350	—	—	900	1,946	—	13,196

Narrative Discussion of Summary Compensation Table

General. We compensate our NEOs through a combination of base salary, cash bonuses, equity awards and other benefits, including certain perquisites. Each of our NEOs has substantial responsibilities in connection with our day-to-day operations.

Base Salary. The Compensation Committee reviews and approves base salaries of our NEOs. In setting the base salary of each NEO for the periods presented above, the Compensation Committee relied on market data provided by our human resources department and survey data from industry resources. The Compensation Committee also retains independent consultants as it deems appropriate. Salary levels are typically considered annually as part of our regularly scheduled performance review process and otherwise upon a promotion or other change in job responsibility.

Bonuses. Our NEOs are also eligible to receive an annual bonus as a percentage of base salary based on our achievement of various metrics. Annual incentive awards are intended to recognize and reward those NEOs who contribute meaningfully to our performance for the corresponding year. The form of payment (cash or stock) is contractual for Mr. Barry and Mr. Poynot while Mr. Dicker's form of payment is discretionary in nature. Our Board of Directors has oversight and approval for whether and in what amount any such bonuses will be paid in a given year.

For 2025, the Compensation Committee utilized a performance-based approach for determining incentives for our NEOs. Mr. Barry had a maximum opportunity of 120 percent of salary; Mr. Poynot had a maximum opportunity of 80 percent of salary; and Mr. Dicker had a maximum opportunity of 120 percent of salary. Every year the Compensation Committee communicates both quantitative and qualitative performance factors to the Chief Executive Officer. Mr. Barry's goals for 2025 included metrics related to Commercial Bank loan and deposit growth, Commercial Bank DDA deposit growth, return on tangible common equity, core earnings per share for the Company and core earnings per share excluding OpenSkyTM, growth in OpenSkyTM loan outstanding amounts, and growth in both OpenSkyTM deposits and customers, weighted at 60 percent, and several strategic objectives, weighted at 40 percent. Performance goals for Messrs. Poynot and Dicker were set by the Chief Executive Officer and included metrics related to core earnings per share, return on tangible common equity, loan and deposit growth, OpenSky™ profitability, and other strategic objectives.

At the end of the year, the Compensation Committee assessed the Company's and Mr. Barry's quantitative goal performance and also scored the Chief Executive Officer at 9.6 percent on his qualitative goals

(which were weighted 40 percent of his total award opportunity). The Company missed its targets on Commercial Bank deposit and DDA growth, and OpenSkyTM secured loan outstandings, card deposit growth and growth in customers and met or exceeded all other quantitative goals. This resulted in an annual incentive payout of $383,460 for Mr. Barry, which is reflected in the Summary Compensation Table above with 50 percent paid in cash and 50 percent paid in restricted stock that vests in equal annual installments over a three-year period. In addition, Mr. Barry was awarded a discretionary additional cash bonus of $25,000 and a separate $30,000 merger bonus, each of which is reflected in the Summary Compensation Table above. The Stock Awards column for Mr. Barry also includes an additional RSU award granted on March 2, 2026. The Option Awards column for Mr. Barry also includes a separate option award granted in 2025. The Compensation Committee awarded Messrs. Poynot and Dicker 40.0 percent and 69.2 percent of their respective salaries, respectively, due to the Company's performance on the quantitative objectives for each and for individually achieving and/or exceeding some of the established qualitative components. This resulted in a bonus payout of $166,000 for Mr. Poynot and $280,108 for Mr. Dicker, which is reflected in the Summary Compensation Table above. In addition, Mr. Poynot was awarded a separate $30,000 merger bonus, which is reflected in the Summary Compensation Table above.

Mr. Barry will have a maximum opportunity of 140 percent of base salary in 2026. The quantitative performance goals for the Chief Executive Officer of the Company will include core earnings per share, core return on tangible common equity, OpenSkyTM pre-tax income, deposit growth, secured loans outstanding, unsecured loans outstanding and for Capital Bank Home Loans, the volume of originated mortgages and the division's pre-tax, pre-allocated income. These goals will comprise 60 percent of Mr. Barry's incentive award. The remaining 40 percent will be contingent on his success in executing key strategic objectives as communicated to the Chief Executive Officer by the Compensation Committee.

Mr. Poynot will have a maximum opportunity of 100 percent of base salary in 2026. The quantitative performance goals for the Chief Executive Officer of the Bank will include core earnings per share, core earnings per share excluding OpenSkyTM, core return on tangible common equity, consolidated Company return on assets, Commercial Bank loan growth, deposit growth and growth in DDA deposits, Windsor Advantage, LLC ("Windsor") revenue growth and Windsor servicing portfolio size as well as net loan growth of the government guaranteed loans division. These goals will comprise 60 percent of Mr. Poynot's incentive award. The remaining 40 percent will be contingent on his success in executing key strategic objectives as communicated to the Chief Executive Officer by the Compensation Committee.

Equity Awards. The restricted stock unit awards and stock option awards reflected in the table above were issued pursuant to the 2017 Plan, which, as described more fully below, allows the Compensation Committee to establish the terms and conditions of the awards, subject to the plan terms. We believe these awards to our executive officers help align the interests of management and our stockholders and reward our executive officers for improved Company performance.

Capital Bank 401(k) Plan. Our 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. Our NEOs may elect to participate in the 401(k) Plan on the same basis as all other employees. We have elected a safe harbor 401(k) Plan and, as such, make an annual contribution of 3% of eligible employees’ salaries annually. An employee does not have to contribute to receive the employer contribution.

Health and Welfare Benefits. Our NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Perquisites. We provide our NEOs with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to enable us to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Based on these periodic reviews, perquisites are awarded or adjusted on an individual basis. The perquisites received by our NEOs in 2025 and 2024 included automobile, transportation allowances, and club dues.

Option Grant Practices and Use of Material Nonpublic Information

The Compensation Committee does not coordinate the timing of option grants with the release of material nonpublic information. Equity awards are typically granted on pre-determined meeting dates of the Compensation Committee, and are subject to the Company’s Insider Trading Policy, which prohibits trading (and awards) when material nonpublic information is known to the participant or the Company. All awards are granted with an exercise price equal to the closing market price the last trading day prior to the date of grant. The Company does not time the public disclosure of material nonpublic information to affect executive compensation outcomes.

During the last completed fiscal year, the Company did not make any stock option awards to NEOs within the four-business-day period before or the one-business-day period after the filing of any Form 10-K, 10-Q, or 8-K containing material nonpublic information (as defined in Item 402(x)). Accordingly, no tabular disclosure under Item 402(x)(2)(ii) is required.

Nonqualified Deferred Compensation Plan

In December 2021, the Board of Directors of the Bank approved and adopted a Nonqualified Deferred Compensation Plan (the "NQDCP"). The NQDCP constitutes an unfunded, nonqualified deferred compensation plan that provides deferred compensation benefits for a select group of management and highly compensated employees. Pursuant to the terms of the NQDCP, the Bank will make discretionary credits to participants' accounts for any year. The credits will vest in full upon completion of ten years of service by the participant. Participants' accounts will bear interest from the annual deemed contribution date of December 31 each year based on the rate of the ten year treasury rate as of December 31 for each following year. Participants are entitled to receive a distribution of their vested accounts generally upon a termination of employment (including by reason of disability or death), which will be distributed in ten equal annual installments. Any amounts credited to a participant's account that are not vested at the time of a distribution event shall be forfeited. For 2025, Mr. Barry, Mr. Poynot, and Mr. Dicker were credited $146,250, $62,250, and $60,682, respectively, as part of the NQDCP.

Clawback Policy

The Compensation Committee believes it is appropriate to adjust or recover incentive awards or payments in the event the financial reporting measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. As required under SEC and Nasdaq Stock Market rules, the Board approved the Incentive Compensation Recovery Policy (the "Clawback Policy") effective November 17, 2023. The Clawback Policy applies in the event that the Company is required to prepare an accounting restatement. In such event, the Company shall recover any awarded incentive compensation received by an executive officer during the three completed fiscal years immediately preceding the date of such restatement that exceeds the amount that would have been received if based on the restated amounts, without regard to taxes paid by the executive officer of the Company. The Company will not indemnify any executive officer against the loss of any incorrectly awarded or otherwise recouped incentive compensation. The obligation to recover such erroneously awarded compensation is not dependent on if or when the Company files restated financial statements with the SEC and does not require any finding of misconduct by an executive officer or such officer being found responsible for the accounting error leading to the accounting restatement.

Our Clawback Policy, adopted in compliance with SEC Rule 10D-1 and Nasdaq listing standards, is filed as Exhibit 97.1 to our 2024 Annual Report.

Compensation Consultants

For 2025 and 2024, the Compensation Committee engaged ChaseCompGroup, LLC as the Compensation Committee's independent compensation consulting firm. ChaseCompGroup, LLC reviewed executive and director pay levels, provided market data and benchmarking analyses, as well as assisted the Compensation Committee with annual and long-term incentive programs and reviewed employment contracts.

ChaseCompGroup, LLC reports directly to the Chair of the Compensation Committee. The Compensation Committee has the sole authority to retain and terminate ChaseCompGroup, LLC and to approve its fees and other engagement terms. ChaseCompGroup, LLC consultants do not have any personal or business relationships with any member of management or the Compensation Committee that raised a conflict of interest. The Compensation Committee considered the independence of ChaseCompGroup, LLC and whether its work raised any conflict of interest under applicable SEC rules and determined that no conflict of interest existed.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we provide the following disclosure regarding compensation actually paid to our Principal Executive Officer (“PEO”) and to our Non-PEO NEOs and certain measures of Company performance for the fiscal years listed below. The disclosure follows SEC guidelines for smaller reporting companies.

The Pay versus Performance table below summarizes the compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2025, 2024 and 2023 calendar years.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($)	Net Income ($)
2025	1,350,010	1,450,193	743,299	733,041	125	57,170,000
2024	1,553,782	1,282,179	671,435	623,696	125	30,972,000
2023	1,118,793	1,001,287	592,250	534,548	104	35,871,000

Calculation of Compensation Actually Paid ("CAP"). To calculate the CAP to our PEO and Non-PEO NEOs in the table above according to SEC reporting rules, the following adjustments were made to Total Compensation as reported in the Summary Compensation Table for each covered year:

	2025		2024		2023
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table ($)	1,350,010	743,299	1,553,782	671,435	1,118,793	592,250
Less: Stock Awards from Summary Compensation Table ($)	(264,355)	(33,070)	(425,000)	(32,730)	(175,000)	—
Less: Option Awards from Summary Compensation Table ($)	(72,625)	(33,070)	(87,500)	(32,730)	(126,059)	(56,738)
Add: Fair Value at Year-End of Stock and Option Awards Granted During the Year that are Outstanding and Unvested at the End of the Year ($)	409,349	55,878	312,301	32,696	318,708	28,518
Add: Change in Fair Value of Stock and Option Awards Granted in any Prior Year that are Outstanding and Unvested at the End of the Year ($)	(966)	(698)	(19,940)	(11,018)	(79,972)	(14,091)
Add: Change in Fair Value of Stock and Option Awards that Vested as of the Vesting Date as Compared to the End of the Prior Year ($)	28,780	702	(51,464)	(3,957)	(55,183)	(15,391)
Total Compensation Actually Paid ($)	1,450,193	733,041	1,282,179	623,696	1,001,287	534,548

The following graph presents the relationship between CAP to our PEO and the average compensation amounts paid to the non-PEO NEOs to the Company's Total Stockholder Return ("TSR"). In the table that follows, TSR measures return to an investor for a $100 investment in the Company at December 31, 2022 and reflects reinvestment of all dividends. The TSR amounts in the graph below reflect the values described in the "Pay Versus Performance" table above.

The following graph presents the relationship between CAP to our PEO and the average compensation amounts paid to the non-PEO NEOs to the Company's net income.

Compensation Actually Paid vs. CBNK Total Net Income
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Compensation ($)
$65,000,000
$60,000,000
$55,000,000
$50,000,000
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Net Income ($)
$1,001,287
$35,871,000
$534,548
$1,282,179
$30,972,000
$623,696
$1,450,193
$57,170,000
$733,041
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Capital Bancorp, Inc. Total Net Income

Agreements with Named Executive Officers

We have entered into employment agreements with each of our NEOs, each of which is summarized below.

Employment Agreements with Edward F. Barry
On January 7, 2019, the Company and the Bank entered into an employment agreement, effective as of January 1, 2019, with Edward F. Barry, Chief Executive Officer of the Company and the Bank. That agreement was subsequently amended on June 15, 2021 and expired on June 30, 2022.

On June 29, 2022, the Company and the Bank entered into a new employment agreement, effective as of July 1, 2022, with Mr. Barry (the “Barry Employment Agreement”). The Barry Employment Agreement governed Mr. Barry’s compensation and severance arrangements through December 31, 2025. It provided for an initial term ending on June 30, 2025, subject to automatic annual renewals unless a party delivered timely notice of non-renewal. Under the Barry Employment Agreement, Mr. Barry was entitled to an annual base salary of $575,000 in 2022, with annual review thereafter for possible increase but not decrease, annual incentive compensation of up to 120% of base salary, payable one-half in common stock and one-half in cash, and stock option awards on January 1, 2023 and January 1, 2024, in each case as determined by the Compensation Committee. The Barry Employment Agreement also provided for participation in senior executive benefit plans, a $1,500,000 term life insurance policy and a $500 monthly car allowance. It further provided severance benefits upon a termination without cause and in the absence of a change in control, and enhanced severance benefits upon a termination without cause or resignation for good reason within one year following a change in control, in each case subject to the terms and conditions set forth in the Barry Employment Agreement, including Section 280G cutback provisions, a release requirement and continued compliance with post-termination obligations.

On December 24, 2025, the Company and the Bank entered into a new employment agreement, effective as of January 1, 2026, with Mr. Barry (the “New Barry Employment Agreement”). The New Barry Employment Agreement supersedes Mr. Barry’s prior employment agreements with the Company and the Bank, including the agreements effective as of January 1, 2019 and July 1, 2022. The New Barry Employment Agreement provides for a term commencing on January 1, 2026 and continuing through December 31, 2027, unless earlier terminated or extended by mutual agreement.

The New Barry Employment Agreement provides a restructuring of leadership responsibilities and allows Mr. Barry to focus on his role as Chief Executive Officer of the Company, with emphasis on strategic oversight, investor relations, merger and acquisition activities, and the overall operations of the Company’s key business divisions, OpenSkyTM and Capital Bank Home Mortgage.

Mr. Barry’s annual base salary under the New Barry Employment Agreement is $726,250 and is subject to annual review and potential increase at the discretion of the Board. Mr. Barry’s annual incentive compensation opportunity was increased from 120% to 140% of his base salary. The New Barry Employment Agreement also contemplates potential equity awards to Mr. Barry on March 1, 2026 and March 1, 2027, consisting of equal parts stock options and restricted stock units.

Mr. Barry will continue to be eligible for all senior executive benefit plans offered by the Company and the Bank, including retirement, medical, disability and life insurance benefits, as well as a $1,500,000 term life insurance policy and a monthly car allowance of $500.

In the event of termination without cause or resignation for good reason, Mr. Barry will be entitled to severance payments and benefits, including continuation of base salary and an amount equal to 50% of the target annual incentive payment, which target is 100% of base salary, paid in equal monthly installments for 18 months, as well as continued medical coverage for up to 18 months or until he becomes employed elsewhere with comparable benefits. If the Bank cannot continue to cover Mr. Barry under its existing medical plan, the Bank will pay him cash during the 18-month period equal to the annual premium amount.

Upon a termination without cause or resignation for good reason within 12 months following a change in control, the continuation of base salary and incentive payments will be for a period of 30 months. If the New Barry Employment Agreement expires without the parties entering into a new compensatory agreement, the Bank will pay Mr. Barry $750,000.

All severance payments and benefits are contingent upon Mr. Barry’s timely execution, and non-revocation, of a separation and release agreement in a form provided by the Company and the Bank, and continued compliance with post-termination obligations under the New Barry Employment Agreement. The New Barry Employment Agreement also includes non-disparagement provisions and restrictive covenant provisions regarding non-solicitation, non-competition and confidentiality, which apply for 18 months, or 30 months in connection with a change in control, following termination.

Employment Agreements with Steven M. Poynot

On October 11, 2022, the Company and the Bank entered into an employment agreement with Mr. Poynot pursuant to which he served as Chief Operating Officer of the Bank. That agreement was amended on April 13, 2023 to provide that, effective April 17, 2023, Mr. Poynot would serve as President and Chief Operating Officer of the Bank, and was amended again on May 5, 2025 to increase his target annual incentive opportunity from 30% to 40%, and 80% of base salary for overachievement of targets (collectively, the “Prior Poynot Employment Agreement”).

The Prior Poynot Employment Agreement governed Mr. Poynot’s compensation and severance arrangements through December 31, 2025. It provided for an initial term ending on December 31, 2025, subject to automatic annual renewals unless a party delivered timely notice of non-renewal. Under that agreement, Mr. Poynot was entitled to an annual base salary of $350,000, annual incentive compensation of up to 40% of base salary payable in cash, an incentive stock award of 2,000 stock options and 2,000 restricted stock units, participation in senior executive benefit plans, and a $500 monthly car allowance. The Prior Poynot Employment Agreement also provided severance benefits upon a termination without cause or resignation for good reason, including continuation of base salary for 18 months and continued medical coverage or substantially identical substitute coverage for 18 months, in each case subject to the terms and conditions of the Prior Poynot Employment Agreement, including a release requirement and continued compliance with post-termination obligations.

On February 6, 2026, the Company and the Bank entered into a new employment agreement, effective as of January 1, 2026, with Mr. Poynot (the “New Poynot Employment Agreement”). The New Poynot Employment Agreement supersedes Mr. Poynot’s prior employment agreement with the Company and the Bank, dated October 11, 2022, as amended on April 13, 2023 and May 5, 2025. The New Poynot Employment Agreement provides for an initial term commencing on January 1, 2026 and continuing through December 31, 2028, subject to automatic renewals for additional one-year periods unless any party provides written notice of non-renewal at least six months in advance of the applicable anniversary date.

Effective January 1, 2026, Mr. Poynot became President and Chief Executive Officer of the Bank and Chief Operating Officer of the Company.

Pursuant to the New Poynot Employment Agreement, Mr. Poynot is entitled to an annual base salary of $455,000, subject to annual review by the Compensation Committee of the Company’s Board of Directors for a possible increase, but not a decrease. He is also eligible to receive (i) annual incentive compensation of up to 100% of base salary, payable 40% in the form of restricted stock units, subject to transferability restrictions and three-year vesting restrictions, and 60% in cash (the “Annual Incentive Award”), subject to annual review by the Board, and (ii) an annual stock award grant of up to 30% of base salary, payable 50% in the form of stock options and 50% in the form of restricted stock units, with the stock options vesting in equal annual installments over four years and the restricted stock units vesting in equal annual installments over three years, in each case beginning on the first anniversary of the date of grant.

Mr. Poynot is also eligible to receive benefits under any employee benefit plans made available by the Bank to senior executives, including, but not limited to, retirement plans, supplemental retirement plans, medical, disability, life insurance plans, and any other employee benefit plan or arrangement made available by the Company or the Bank in the future to senior executives. In addition, Mr. Poynot will continue to participate in the Bank’s Non-Qualified Deferred Compensation Plan. Mr. Poynot will also receive a $500 per month car allowance.

Mr. Poynot is entitled to certain severance benefits upon the occurrence of an event of termination without cause, if Mr. Poynot resigns for good reason, an event of termination as a result of a change in control, or an event of termination without cause or if Mr. Poynot resigns for good reason within one year following a change in control of the Company, in each case as outlined and defined in the New Poynot Employment Agreement. Following an event of termination without cause or a resignation for good reason within one year following a change in control of the Company, the Bank shall pay Mr. Poynot in one lump sum as severance an aggregate amount equal to (i) 24 months of base salary, plus (ii) the cash portion of one year’s target Annual Incentive Award, plus (iii) an amount equal to 24 months of health insurance premiums, at the current Company premium amount for the coverage level elected at the time of termination. In addition, Mr. Poynot would be entitled to any earned but unpaid incentive compensation for a prior completed calendar year and acceleration of vesting of outstanding compensatory equity awards.

The payment of all such severance amounts and benefits is contingent upon Mr. Poynot’s timely execution, and non-revocation, of a severance and release agreement in a form provided by the Bank, and the continued observance of all post-termination obligations for the periods described in the New Poynot Employment Agreement. The New Poynot Employment Agreement also includes confidentiality and non-solicitation provisions.

Employment Contract with Karl Dicker

On April 30, 2018, the Bank entered into an employment contract with Mr. Dicker pursuant to which he served as the Executive Vice President and Chief Operating Officer of the Bank and in October 2022, Mr. Dicker transitioned to President of OpenSky™ & Fintech, a division of the Bank. Mr. Dicker is entitled to an annual base salary of $285,000 (which has since increased to $404,547 for 2025) and is eligible to receive a target annual incentive bonus of up to 60% of his annualized salary and 120% of base salary for overachievement of targets. Under the employment contract, Mr. Dicker was granted: (1) 12,000 shares of the Company's restricted stock which shall vest ratably over four (4) years, after the first year; and, (2) 12,000 stock options to purchase the Company's stock which vest ratably over four (4) years, after the first year, where the options expired at the end of the fifth year if not exercised. Mr. Dicker was also given the option to purchase 20,000 of the Company shares at a stated price of $12.38. Pursuant to the employment contract, Mr. Dicker is eligible to receive benefits under any employee benefit plans made available by the Bank to senior executives including but not limited to, retirement plans, medical, disability, life insurance plans and any other employee benefit plan or arrangement made available by the Bank in the future to the senior executives.

Mr. Dicker's employment contract provides that if, following a change of control of the Bank, his employment is terminated or his compensation is reduced, his role, responsibilities and title are dramatically reduced, or he is asked to relocate outside of the Washington, D.C. metropolitan area, the Bank shall pay Mr. Dicker his salary and fringe benefits for twelve (12) months, providing that such payments will be discontinued if Mr. Dicker is employed as an officer or consultant of another financial institution located in the Washington, D.C. metropolitan area at any time during this twelve (12) month period. In the event of a change of control, all of Mr. Dicker's unvested restricted stock and/or stock options will vest immediately. If Mr. Dicker's employment is terminated voluntarily or for theft, willful violation of the law, failure to perform his material duties, for cause or due to death or disability that render him unable to perform his job, then, in any such case, his salary, bonus and fringe benefits will cease upon termination of his employment.

Capital Bancorp, Inc. Amended and Restated 2017 Stock and Incentive Compensation Plan

The Capital Bancorp, Inc. Amended and Restated 2017 Stock and Incentive Compensation Plan (the “2017 Plan”) was initially approved by our stockholders in 2017 and subsequently amended in 2021, amended in 2023, and amended in 2025. On May 15, 2025, our stockholders approved an amendment to increase the number of shares of common stock authorized for issuance under the 2017 Plan by 520,000 shares, from 2,020,000 shares to 2,540,000 shares.

The 2017 Plan is designed to attract, retain, and reward directors and key employees by providing equity-based compensation aligned with stockholder interests. It authorizes the grant of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), and other stock-based awards. As of December 31, 2025, there were 541,806 shares subject to outstanding awards and 810,829 shares available for future issuance under the 2017 Plan. The 2017 Plan will terminate on August 29, 2027.

The 2017 Plan is administered by the Compensation Committee, which has full authority to grant awards and determine their terms. Limited authority has been delegated to the CEO to issue certain awards to vice presidents and senior vice presidents. All directors, and select officers and employees of the Company and its subsidiaries are eligible to participate. Awards may include ISOs, NQSOs, SARs, restricted stock, and RSUs, each subject to specific terms and conditions. The 2017 Plan prohibits repricing of options or SARs without stockholder approval and includes provisions addressing amendment, termination, and treatment of awards in the event of a change in control. Upon a change in control, the Compensation Committee has discretion to accelerate vesting, settle or substitute awards, or terminate awards under specified conditions.

Outstanding Equity Awards at December 31, 2025

The following table sets forth, on an award by award basis, information concerning all equity awards held by the Named Executive Officers at December 31, 2025. All options were granted with an exercise price of 100% of market value in accordance with the Company’s 2017 Plan, as amended and restated.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options				Number of shares or units of stock that have not vested	Market value as of the grant date of shares or units of stock that have not vested ($)
Name	Grant Date	Exercisable	Unexercisable	Exercise Price ($)	Expiration Date
Edward F. Barry	12/31/2021	12,500	—	26.41	2026
Edward F. Barry	01/01/2023	7,676	7,675	23.54	2028
Edward F. Barry	01/01/2024	2,968	8,902	24.20	2029
Edward F. Barry	02/15/2023					2,570	55,000
Edward F. Barry	02/15/2024					5,606	117,000
Edward F. Barry	03/03/2025	—	10,632	30.51	2030	2,868	88,000
Edward F. Barry	03/14/2025					12,097	338,000

Karl Dicker	12/31/2021	6,055	—	26.41	2026
Karl Dicker	01/01/2023	2,664	2,661	23.54	2028
Karl Dicker	01/01/2024	1,382	4,143	24.20	2029
Karl Dicker	03/03/2025	—	3,762	30.51	2030	1,015	31,000

Steven M. Poynot	10/11/2022	1,000	1,000	24.25	2027
Steven M. Poynot	01/01/2023	575	1,725	23.54	2028
Steven M. Poynot	01/01/2024	—	5,160	24.20	2029
Steven M. Poynot	10/11/2022					666	16,151
Steven M. Poynot	03/03/2025	—	4,192	30.51	2030	1,131	35,000

Options awarded in 2021 through 2025 (grants expiring in 2026 through 2030, respectively) vest evenly over a four year period. The stock awards vest in three equal annual installments.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of transactions since January 1, 2024 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees for election as directors), executive officers or beneficial holders of 5% or more of our capital stock, or their respective immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures Regarding Related Party Transactions

We have adopted written policies to comply with regulatory requirements and restrictions applicable to us, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal stockholders).

In addition, we have adopted a written policy governing the approval of related party transactions that complies with applicable requirements of the SEC and the Nasdaq Stock Market concerning related party transactions. A related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds $120,000, in which we or the Bank participate (whether or not we or the Bank are a direct party to the transaction), and in which a related party had, has or will have a direct or indirect material interest. Our related parties include our or any of the Bank’s directors (including nominees for election as directors), executive officers, beneficial owners of 5% or more of our voting securities and immediate family members of any of the foregoing or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest.

Our related party transaction policy is administered by our Audit Committee. This policy requires the Audit Committee to ensure that we maintain an ongoing review process for all related party transactions for potential conflicts of interest and requires that our Audit Committee pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. Our Audit Committee evaluates each related party transaction for the purpose of determining whether the transaction is fair, reasonable and permitted to occur under our policy, and should be pre-approved or ratified. Relevant factors considered relating to any approval or ratification will include the benefits of the transaction to us, the terms of the transaction and whether the transaction will be or was on an arm’s-length basis and in the ordinary course of our business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. At least quarterly, management provides our Audit Committee with information pertaining to related party transactions. Related party transactions entered into, but not approved or ratified as required by our policy concerning related party transactions, are subject to termination by us or the Bank, if so directed by our Audit Committee or our Board of Directors, taking into account factors deemed appropriate and relevant.

Ordinary Banking Relationships

Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are customers of, or have or have entered into transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services-related transactions. Related party transactions are entered into in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors or principal stockholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with applicable regulatory requirements.

As of December 31, 2025, our officers and directors as well as their immediate families and affiliated companies, as a group, were indebted directly and indirectly to us in the amount of $28.3 million of total exposure, while deposits from this group totaled $140.4 million as of such date. As of December 31, 2025, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as with their immediate family members and affiliates.

Rockville Maryland Lease

James F. Whalen, one of our directors, owns an interest in, and is President of Investment Properties, Inc., a company with which we have a transactional relationship as we lease space for our branch in Rockville, Maryland. This was also the location of our headquarters until October 2018. In accordance with the lease, we have made aggregate lease payments of $83 thousand, $84 thousand, and $85 thousand for the years ended 2025, 2024, and 2023, respectively. The aggregate lease payments for this location are expected to be $86 thousand in 2026. We believe that the terms and conditions of the lease with Investment Properties, Inc. are comparable to terms that would have been available from a third party unaffiliated with us or the Bank.

Private Placement of Subordinated Notes

On November 30, 2020, the Company issued $10.0 million of subordinated notes in a private placement. Certain of our directors and/or their related persons participated in that offering. The notes bore interest at a fixed annual rate of 5.00% for the first five years and thereafter adjusted quarterly to a rate equal to the applicable benchmark rate, expected to be three-month SOFR, plus 490 basis points. The notes were redeemable, in whole or in part, on November 30, 2025 and were scheduled to mature on November 30, 2030. The Company used the net proceeds from the offering to redeem $13.5 million of 6.95% fixed-to-floating rate subordinated notes issued in November 2015 and called on December 1, 2020. As of December 31, 2024, our directors or their related persons held an aggregate principal amount of $2.5 million of the subordinated notes. Those notes were redeemed and paid in full on November 28, 2025, and no such notes remained outstanding thereafter.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of common stock to file reports with the SEC disclosing their ownership of common stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of Forms 3 and 4 and amendments thereto filed electronically with the SEC during the year ended December 31, 2025, and on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the common stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2025, except that Mr. Barry and Mr. Suss each filed one late Form 4 reporting one transaction.

PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, this proposal provides our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers. Accordingly, we are asking you to approve the compensation of our named executive officers as described under “Executive Compensation” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers as described in this Proxy Statement in accordance with the applicable SEC compensation disclosure rules.

    We seek to align the interests of our named executive officers with the interests of our stockholders. Therefore, our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe that our compensation policies and procedures are competitive and focused on performance and are aligned with the long-term interests of our stockholders.

    This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement. This vote is advisory and will not be binding on us, the Board or the Compensation Committee. However, we will take into account the outcome of the vote when considering future executive compensation arrangements.

    The Board believes our compensation policies and procedures achieve the stated objective and, therefore, recommends that stockholders vote “FOR” the proposal through the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed in our Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of         the U.S. Securities and Exchange Commission, including the compensation tables and the related narrative discussion in the Proxy Statement, is hereby APPROVED.”

The affirmative vote of a majority of all the votes cast, in person or by proxy, is required to approve this proposal on a non-binding advisory basis. Abstentions and broker non-votes will not be counted as votes cast, and, therefore, will not affect this proposal. Further, the failure to vote, either in person or by proxy, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy card or voting instruction form properly executed and returned through the available channels, the proxies will be voted "FOR" this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF AN ADVISORY, NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026

Stockholders will also be asked to ratify the Audit Committee’s appointment of Elliott Davis, PLLC (“Elliott Davis”) to audit the books and accounts of the Company for the fiscal year ending December 31, 2026. Elliott Davis has served as the Company’s independent registered public accounting firm since 2017. Although stockholder ratification of the Audit Committee’s appointment of Elliott Davis is not required, we are submitting the appointment of Elliott Davis to our stockholders for ratification as a matter of good corporate governance.
A representative of Elliott Davis is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments. If our stockholders do not ratify the appointment of Elliott Davis, the Audit Committee will reconsider its appointment.
Audit Fees and Services
The following table shows the fees paid or accrued by the Company for the audit and other services provided by Elliott Davis during fiscal years 2025 and 2024:

Elliott Davis, PLLC	2025	2024
Audit Fees	$809,791	546,743
Audit-related Fees	46,880	38,435
Tax Fees	237,020	157,360
Total	$1,093,691	$742,538

Audit Fees incurred in fiscal years 2025 and 2024 include fees related to the Company's annual independent financial statement audit, quarterly reviews, reporting on internal control over financial reporting, and statutory reporting requirements for the United States Department of Housing and Urban Development. Audit-related Fees include fees for services related to benefit plan audits. Tax Fees include fees for tax services rendered in preparation of state and federal tax returns for the Company and Bank, as well as for consultations regarding certain tax matters. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Elliott Davis.
Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. All of the 2025 and 2024 services described above were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS, PLLC
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has (i) reviewed and discussed our consolidated audited financial statements for the fiscal year ended December 31, 2025 with our management; (ii) discussed with Elliott Davis, our independent registered public accounting firm, all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and (iii) received the written disclosures and the letter from Elliott Davis required by applicable requirements of the Public Company Accounting Oversight Board regarding Elliott Davis’s communications with the Audit Committee concerning independence, and discussed with Elliott Davis its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our consolidated audited financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for the year ended December 31, 2025.
AUDIT COMMITTEE

By:	C. Scott Brannan, Chair Randall J. Levitt Steven J. Schwartz Jerome R. Bailey Mary Ann Scully

ANNUAL REPORT TO STOCKHOLDERS
Our 2025 Annual Report has been made available to stockholders and is posted on our website at www.capitalbankmd.com under the “Investor Relations” link. Additional copies of the 2025 Annual Report may be obtained without charge upon written request to Investor Relations, Capital Bancorp, Inc., 2275 Research Blvd., Suite 600, Rockville, MD 20850.
The 2025 Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).
STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

SEC Rule 14a-8
Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the stockholders at the 2027 annual meeting of stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than December 18, 2026, which is 120 days prior to the anniversary date that we first released this Proxy Statement to our stockholders for the Annual Meeting, unless the date of the annual meeting of stockholders is changed by more than 30 days from the one-year anniversary of the Annual Meeting, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials. A stockholder must provide its proposal to the Company in writing, and such proposal must comply with the requirements of Rule 14a-8.
Advance Notice Procedures
As provided in the Bylaws, if a stockholder intends to present a proposal for new business to be considered at the 2027 annual meeting of stockholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Secretary at our principal executive offices not more than 90 days nor less than 30 days before the date of any such annual meeting of stockholders; provided, however, that if less than 45 days’ notice of the date of the meeting is given to stockholders, such notice by a stockholder must be received by the Company’s Secretary not later than the close of business on the 15th day following the day on which notice of the date of the meeting was mailed to stockholders or two days before the date of the meeting, whichever is earlier. Nominations for the election of directors may be made by any stockholder of the Company entitled to vote generally in the election of directors that has continuously held at least $2,000 in market value, or 1%, of the Company's capital stock entitled to vote at the meeting for at least one year. If such stockholder intends to present a nomination for director as provided in the Bylaws, then such nomination, including all supporting information, must be made in writing and delivered to the Company’s Secretary no later than January 14, 2027 (not later than 90 days before the first anniversary of the date the prior year’s proxy materials were mailed to stockholders). Each such notice of nomination by a stockholder must set forth (a) the full name, age and date of birth of each nominee proposed in the notice, (b) the business and residence addresses and telephone numbers of each such nominee, (c) the educational background and business experience of each such nominee, including a list of positions held for at least the preceding five years, and (d) a signed representation by each such nominee that the nominee will timely provide any other information reasonably requested by the Company for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a stockholder present in person and the nominee must be present in person at the meeting for the election of directors.

In addition to the notice and information requirements contained in the Company’s Bylaws, to comply with the SEC universal proxy rules, stockholders who, in connection with the 2027 annual meeting of stockholders, intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by the SEC’s Rule 14a-19 no later than March 29, 2027, unless the date of the 2027 annual meeting of stockholders has changed by more than thirty (30) calendar days from the one-year anniversary of the Annual Meeting, in which case such notice must be provided by the later of sixty (60) calendar days prior to the date of the 2027 annual meeting of stockholders or the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company.
These advance notice procedures are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s definitive proxy statement pursuant to
SEC Rule 14a-8.

Proposals received by the Company outside of these timelines will be considered untimely. If a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.
OTHER BUSINESS

As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Annual Meeting requiring action of the stockholders. However, if any other matters requiring the vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card or voting instruction form to vote the proxies in accordance with their best judgment. The persons designated as proxies will also have the right to approve any and all adjournments of the Annual Meeting for any reason.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to satisfy the delivery requirements for proxy statements and annual reports, or Notices of Internet Availability of Proxy Materials, if applicable, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, if applicable, addressed to those stockholders.
Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement, the 2025 Annual Report, and other proxy materials to your address for all residents at that address who own shares of Company common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement, the 2025 Annual Report and other proxy materials, you may be able to request householding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement, the 2025 Annual Report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement, the 2025 Annual Report and other proxy materials, please send your request to Investor Relations at Capital Bancorp, Inc., 2275 Research Blvd., Suite 600, Rockville, Maryland 20850 or call the Company at (301) 468-8848.
By Order of the Board of Directors,
Steven J. Schwartz
Chairman of the Board
April 7, 2026

APPENDIX A – FORM OF PROXY

ANNUAL MEETING OF STOCKHOLDERS OF

CAPITAL BANCORP, INC.

May 28, 2026

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-201-299-4446** worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting. Directions to attend the Annual Meeting can be found on our website, capitalbankmd.com/locations.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, 2025 Annual Report, proxy statement and form of proxy card are available at - www.astproxyportal.com/ast/22094

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00000333333030001000 9 052826

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth herein, FOR the approval on a non-binding, advisory basis, of the compensation of the Company's named executive officers, as described in the proxy statement, and FOR ratification of the appointment of Elliott Davis, PLLC as the Company's independent registered public accounting firm for the year ending December 31, 2026. Additionally, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

1. Election of Class III Directors and a Class II Director to serve for terms expiring in 2029 and 2028, respectively (Board unanimously recommends voting FOR all nominees):

	FOR	AGAINST	ABSTAIN
Nominees (Class III)			
Jerome R. Bailey	☐	☐	☐
Marc McConnell	☐	☐	☐
Steven J. Schwartz	☐	☐	☐
James F. Whalen	☐	☐	☐
Nominee (Class II)			
Mark Caplan	☐	☐	☐
2. Proposal to approve on a non-binding, advisory basis, the compensation of the Company's named executive officers, as described in the proxy statement.	☐	☐	☐
3. Ratification of the Appointment of Elliott Davis, PLLC as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2026.	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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REVOCABLE PROXY

CAPITAL BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby makes, constitutes and appoints Kevin Ding and Dorothy Altemus, or any of them with full power to act alone (with the power of substitution), as proxy for the undersigned to represent and to vote, as designated below, all shares of common stock of Capital Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders to be held on May 28, 2026, and at any adjournment or postponement thereof for the purposes more fully described in the Notice of Annual Meeting of Stockholders. The signing stockholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and directs the proxy to vote as follows on the matters described in the Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment or postponement of it, as provided in the Proxy Statement.

Only holders of record on March 30, 2026, of common stock are entitled to vote on the matters described in the Notice of Annual Meeting and Proxy Statement. This proxy, when properly executed, will be voted in the manner described herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

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(Continued and to be signed on the reverse side)

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